Exhibit 10.2

LEASE TERMINATION AGREEMENT

This Lease Termination Agreement (this "Agreement") is entered into as of the 28th day of November, 2022 (the "Effective Date"), by and between BP3-SF7 2001 JS OWNER LLC, a Delaware limited liability company ("Landlord"), and SPRUCE BIOSCIENCES, INC., a Delaware corporation ("Tenant").

r e c i t a l s :

A.
Landlord (as successor-in-interest to DC Station Owner, LLC) and Tenant entered into that certain Office Lease Agreement dated February 13, 2020 (the "Lease"), whereby Landlord leases to Tenant, and Tenant leases from Landlord, the premises commonly known as Suite 640, consisting of approximately 8,267 rentable square feet of space (the "Premises") on the sixth (6th) floor of that certain nine (9)-story office building located at 2001 Junipero Serra Boulevard, Daly City, California 94014. A copy of the Lease is attached hereto as Exhibit A and is incorporated herein by this reference.
B.
Tenant and Landlord desire to enter into this Agreement in order to terminate the Lease and to release one another from their respective obligations thereunder, except as otherwise provided herein.

a g r e e m e n t :

NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.

1.
Early Termination. Landlord and Tenant hereby agree that, conditioned upon the performance by the parties of the provisions of this Agreement, the Lease shall terminate and be of no further force or effect as of December 31, 2022 (the "Termination Date").
2.
Surrender of Premises.
(a)
Notwithstanding anything to the contrary contained in the Lease, Tenant hereby agrees to vacate, surrender and deliver to Landlord exclusive possession of the Premises on or before the Termination Date. The parties acknowledge and agree that Tenant's timely vacation, surrender and delivery of the Premises are of the upmost importance to Landlord, and if Tenant fails to do so, Landlord will suffer both calculable and incalculable damages thereby. Accordingly, if Tenant fails to timely vacate, surrender and deliver to Landlord exclusive possession of the Premises on or before the Termination Date, then, notwithstanding anything to the contrary contained herein and in the Lease, and in addition to all other rights and remedies available to Landlord under the Lease or at law or in equity, the parties acknowledge and agree that Tenant shall not be entitled to the Termination Fee (defined below), and Landlord shall have no obligation to pay the Termination Fee or any portion thereof to Tenant. Further, if Tenant fails to vacate, surrender and deliver to Landlord exclusive possession of the Premises on or before the

DOCPROPERTY "Footer Notes" 2001 DC STATION Lease Termination Agreement Spruce Biosciences, Inc.

Termination Date, then, notwithstanding anything to the contrary contained herein and in the Lease, and in addition to all other rights and remedies available to Landlord under the Lease or at law or in equity, the parties acknowledge and agree that Tenant shall be deemed to be a tenant at sufferance holding over in the Premises without Landlord's consent, and Landlord shall be entitled, at its option, to one or more of the following remedies: (i) specific performance of the terms of this Agreement; (ii) recovery of possession of the Premises; (iii) recovery of all unpaid Base Rent, Additional Rent and other charges due under the Lease; and/or (iv) all other remedies under the Lease or at law or in equity, including, without limitation, the recovery of all damages, losses, liabilities, expenses and costs (including attorneys' fees and legal costs) incurred by Landlord as a result of Tenant's failure to vacate, surrender and deliver to Landlord exclusive possession of the Premises on or before the Termination Date.
(b)
Notwithstanding anything to the contrary contained in this Agreement or the Lease, Tenant shall, prior to the date (the "Removal Date") that is the earlier of (i) the Termination Date, and (ii) the date Tenant vacates the Premises, surrender and deliver to Landlord exclusive possession of the Premises in the manner and condition set forth in Section 21 of the Lease, except that Tenant shall not be required to remove any (a) wiring or cabling, (b) Permitted Alterations, (c) Alterations or (d) Work, and Tenant shall not be required to repair or remediate any damage to the Premises caused by Tenant's removal of the foregoing items or any trade fixtures, furniture or personal property. In the event that Tenant does not remove the items from the Premises required by Section 21 of the Lease (as modified herein) on or before the Removal Date, Tenant acknowledges and agrees that all such items shall become the property of Landlord, and Landlord shall be entitled, but shall not be obligated, to use, remove and/or dispose of such items in any manner Landlord deems fit at Tenant's sole cost and expense. Tenant hereby waives any rights it may have to notice under California Civil Code §§ 1993 et seq. with respect to the use, removal and disposal of such items which have not been removed from the Premises by Tenant on or before the Removal Date.
3.
Consideration and Return of Letter of Credit to Tenant. In consideration for Tenant's execution of this Agreement, Landlord shall deliver to Tenant an amount equal to Six Hundred Thousand and 00/100 Dollars ($600,000.00) (the "Termination Fee") within ten (10) business days after the Termination Date, and Landlord shall return the existing Letter of Credit under the Lease to Tenant at the address set forth in Section 18 below within five (5) business days after the Termination Date; provided that on or before the Termination Date (i) Tenant vacates, surrenders and delivers to Landlord exclusive possession of the Premises, (ii) Tenant pays to Landlord all Base Rent, Additional Rent and all other amounts due under the Lease through the Termination Date, and (iii) Tenant fully and timely performs all of its other obligations to be performed on or prior to the Termination Date under the Lease and this Agreement.
4.
Release of Liability.
(a)
Release of Tenant. Except for the obligations set forth in the Lease that survive the termination of the Lease, and except as otherwise provided in this Agreement, including, without limitation, Sections 2, 5 and 7 hereof, and conditioned on the performance by Tenant of the provisions of this Agreement, Landlord, for itself and for all of its successors,

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predecessors, agents, employees, attorneys, members, partners, joint venturers, subsidiaries, officers, directors, assigns, transferees, affiliates and all others who may take any interest in the matters herein released, hereby fully and forever releases, acquits and discharges Tenant, and all of Tenant's successors, predecessors, agents, employees, attorneys, members, partners, joint venturers, subsidiaries, officers, directors, trustees, shareholders, assigns, transferees and affiliates from any and all actual and potential claims, charges, demands, losses, obligations, liabilities and causes of action of every nature, character and description related to or in connection with the Lease as of the Effective Date, specifically including, without limitation, all unpaid Base Rent, Additional Rent and other amounts due as of the Effective Date from Tenant to Landlord under the Lease.
(b)
Release of Landlord. Tenant, for itself and for all of its successors, predecessors, agents, employees, attorneys, members, partners, joint venturers, subsidiaries, officers, directors, assigns, transferees, affiliates and all others who may take any interest in the matters herein released, hereby fully and forever releases, acquits and discharges Landlord, and all of Landlord's successors, predecessors, agents, employees, attorneys, members, partners, joint venturers, subsidiaries, officers, directors, trustees, shareholders, assigns, transferees and affiliates from any and all actual and potential claims, charges, demands, losses, obligations, liabilities and causes of action of every nature, character and description which Tenant has or may claim to have now or in the future, whether known or unknown, suspected or claimed, arising out of or related to the Lease and/or the Premises.
(c)
Waiver of California Civil Code § 1542. With respect to the claims, charges, demands, losses, obligations, liabilities and causes of action that are the subject of the releases set forth above, the parties hereto expressly waive and relinquish any and all rights they may have under California Civil Code § 1542, which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY."

(d)
Advice of Counsel. Each party acknowledges that it has received the advice of legal counsel with respect to the aforementioned releases and waiver and understands the terms thereof.
(e)
Adverse Action. Notwithstanding the foregoing, Landlord's release under this Section 4 shall be effective only so long as no action, litigation or other proceeding (collectively, an "Adverse Action") is filed, commenced, or brought against Landlord by any party based upon a claim or cause of action that seeks to avoid the payment of any consideration received by Landlord under this Agreement, or otherwise recover from Landlord any consideration received by Landlord under this Agreement, including, but not limited to, any claims for fraudulent and/or

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preferential transfers made under Sections 544, 547, 548, 549 or 550 of Title 11 of the United States Code, or any other similar state or federal laws or statutes. In the event an Adverse Action is filed, then Landlord's release above shall no longer be effective, and Landlord may recover from Tenant all rents and damages owed to Landlord under the Lease and Section 1951.2 of the California Civil Code.
5.
Representations of Tenant. Tenant represents and warrants to Landlord that (a) Tenant has not heretofore assigned, transferred or conveyed its interest in the Lease or sublet all or any portion of the Premises; (b) no other person, firm or entity has any right, title or interest in the Lease; (c) as of the Termination Date, no other person, firm or entity shall have any right, title or interest in the Lease or the Premises; (d) Tenant has the full right, legal power and actual authority to enter into this Agreement and to terminate the Lease under the terms and conditions hereof without the joinder or consent of any person, firm or entity (including, without limitation, any bankruptcy court); and (e) Tenant's signatories hereunder have the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the Termination Date there shall not be any, mechanic's liens or other liens encumbering all or any portion of the Premises, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. Notwithstanding the termination of the Lease and the release of liability provided for herein, the representations and warranties set forth in this Section 5 shall survive the Termination Date and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.
6.
Representations of Landlord. Landlord represents and warrants to Tenant that as of the date of this Agreement (a) Landlord has not heretofore assigned, transferred or conveyed all or any portion of Landlord's interest in the Lease; and (b) Landlord has the full right, legal power and actual authority to enter into this Agreement without the joinder or consent of any other person, firm or entity.
7.
Continuing Liability. Notwithstanding the termination of the Lease and the release of liability provided for herein, Tenant shall remain liable, with respect to the period of its tenancy prior to the Termination Date, for the performance of all of its obligations under the Lease (including, without limitation, the timely payment of all Base Rent, Additional Rent and other amounts due under the Lease), and Landlord shall have all the rights and remedies with respect to such obligations as set forth in this Agreement and the Lease.
8.
Attorneys' Fees. Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to recover reasonable attorneys' fees and legal costs in connection with such dispute.
9.
Brokers. Tenant hereby represents and warrants to Landlord that Tenant (i) has had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement, except for Cushman & Wakefield ("Tenant Broker"), and (ii) knows of no other real estate broker or agent who is entitled to a commission in connection with this Agreement. Landlord hereby represents and warrants to Tenant that Landlord has had no dealings with any real estate broker or

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agent in connection with the negotiation of this Agreement. Tenant and Landlord each agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any commission or equivalent compensation alleged to be owing on account of such indemnifying party's dealings with any real estate broker or agent (other than Tenant Broker) in connection with this Agreement.
10.
Governing Law. This Agreement shall be governed and construed under the laws of the State of California.
11.
Entire Agreement; No Modification. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Agreement, except as are contained herein and in the Lease. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought.
12.
Counterparts; Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and such counterparts, when taken together, shall constitute one agreement. The parties hereto consent and agree that this Agreement may be signed and/or transmitted by facsimile, email of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that the electronic signatures appearing on this Agreement shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
13.
Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns. In the event of a conflict between the terms and conditions of the Lease and those of this Agreement, the terms and conditions of this Agreement shall control.
14.
Time of the Essence. Time is of the essence of this Agreement and each of the provisions contained herein.
15.
Further Assurances. Landlord and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement.
16.
Voluntary Agreement. The parties have read this Agreement and the mutual releases contained herein, and on the advice of counsel they have freely and voluntarily entered into this Agreement.
17.
Defined Terms. All terms defined in the Lease when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Agreement.

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18.
Notice. Landlord shall provide any notices or communications required or permitted to be given to Tenant under the Lease and this Agreement as follows:

Prior to Termination Date:	After Termination Date:
Spruce Biosciences, Inc. 2001 Junipero Serra Blvd, Suite 640 Daly City, CA 94014	Spruce Biosciences, Inc. 611 Gateway Blvd, Suite 740 South San Francisco, CA 94080

(Signatures follow on next page)

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

"LANDLORD":

BP3-SF7 2001 JS OWNER LLC,
a Delaware limited liability company

By: /s/ W. Neil Fox III

Name: W. Neil Fox, III

Its: Chief Executive Officer

"TENANT":

SPRUCE BIOSCIENCES, INC.,
a Delaware corporation

By: /s/ Samir Gharib

Name: Samir Gharib

Its: President and CFO

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EXHIBIT A

THE LEASE

[ATTACHED]

EXHIBIT A

1

2001 DC STATION

Lease Termination Agreement

Spruce Biosciences, Inc

Exhibit 10.21

◆ 2001 DC STATION ◆

Daly City, California

OFFICE LEASE AGREEMENT

BETWEEN

DC STATION OWNER, LLC,

a Delaware limited liability company

AS LANDLORD

AND

SPRUCE BIOSCIENCES, INC.,

a Delaware corporation

AS TENANT

DATED AS OF

FEBRUARY 13, 2020

OFFICE LEASE AGREEMENT

This Office Lease Agreement (this “Lease”) is entered into as of February 13, 2020, by and between the Landlord and the Tenant hereinafter named.

BASIC LEASE INFORMATION

Landlord:	DC STATION OWNER, LLC, a Delaware limited liability company (“Landlord”)

Tenant:	SPRUCE BIOSCIENCES, INC., a Delaware corporation (“Tenant”)

Premises:

Suite No. 640, containing approximately 8,267 square feet of Rentable Area (the “Premises”), located on the sixth (6th) floor of that certain nine (9)-story office building (the “Building”) whose street address is 2001 Junipero Serra Boulevard, Daly City, California. The Premises are outlined on the plan attached to the Lease as Exhibit A. The Building is part of that certain transit oriented mixed use project (the “Project”) commonly known as 2001 DC Station, which consists of the Building, the land on which the Building is located (the “Land”), and the sidewalks and similar improvements and easements associated with the foregoing or the operation thereof, including a reciprocal easement for the parking garage located on an adjacent parcel owned by another entity (the “Parking Garage”), including the Common Areas (as defined in Section 7(b)). As used herein, “Rentable Area” shall mean the number of rentable square feet included within the Building as calculated by Landlord. The Rentable Area of the Premises is agreed for all purposes of this Lease by Tenant and Landlord to be the amount stated above.

Term:

Approximately sixty three (63) months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 63rd full calendar month following the Commencement Date (the “Expiration Date”), subject to adjustment and earlier termination as provided in the Lease; provided, however, that the Term may be extended, at Tenant’s option, as specifically provided in Exhibit G attached hereto.

Commencement Date:

The earliest to occur of: (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein; (b) the date on which the Work (as defined in Exhibit C) in the Premises is Substantially Completed (as defined in Exhibit C) and possession is tendered to Tenant (the “Delivery Date”); or (c) the date on which the Delivery Date would have occurred but for the occurrence of any Tenant Delay Days (as defined in Exhibit C).

i

Base Rent:	Base Rent shall be the following amounts for the following periods of time:

Months	Monthly Base Rent Rate Per Rentable Square Foot	Monthly Base Rent
1 – 5	$0.0000	Abated	*
6 – 12	$4.5000	$37,201.50
13 – 24	$4.6350	$38,317.55
25 – 36	$4.7741	$39,467.07
37 – 48	$4.9173	$40,651.08
49 – 60	$5.0648	$41,870.62
61 – 63	$5.2167	$43,126.73

*Base Rent shall be abated during the first five (5) months of the Term. Notwithstanding such abatement of Base Rent (a) all other sums due under the Lease, including Additional Rent (as defined in Section 4(b)), shall be payable as provided in the Lease, and (b) any increases in Base Rent set forth in the Lease shall occur on the dates scheduled therefor. The abatement of Base Rent provided for herein is conditioned upon Tenant’s full and timely performance of all of its obligations under the Lease. If at any time during the Term an Event of Default (as defined in Section 17) by Tenant occurs, then the abatement of Base Rent provided for herein shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the unamortized amount of all Base Rent herein abated (i.e., $186,007.50 amortized on a straight-line basis over the initial Term).

Rent:	Base Rent and Additional Rent and any other sums that Tenant may owe to Landlord or otherwise be required to pay under this Lease.

Security Deposit:	$215,633.65 in the form of a Letter of Credit. See Section 6(b).

Permitted Use:	General office use, and for no other purpose whatsoever.

Expense Base Year:	Calendar year 2020

Tax Base Year:	Calendar year 2020

Tenant’s Proportionate Share of Operating Costs:	2.15% (based on 384,954 square footage of the Rentable Area of the Building).

Tenant’s Proportionate Share of Real Property Taxes:	2.15% (based on the 384,954 square footage of the Rentable Area of the Building).

Parking:

Tenant shall have the right, but not the obligation, to use 3 parking spaces per 1,000 square feet of Rentable Area of the Premises, which amounts to a total of 24 unreserved parking spaces, in the Parking Garage, at no additional charge over the Term.

Brokers:	For Tenant: Cushman & Wakefield For Landlord: CBRE, Inc.

ii

Tenant’s Address for Notices:	Prior to Commencement Date: Spruce Biosciences 548 Market Street Suite 74598 San Francisco, CA 94104-5401	Following Commencement Date: 2001 Junipero Serra Blvd. Suite 640 Daly City, CA 94014

Landlord’s Address for Notices:	DC Station Owner, LLC	With a copy to: DC Station Owner, LLC

The following exhibits are attached hereto and incorporated herein by this reference:

Exhibit A – Diagram of Premises

Exhibit B – Standards for Services and Utilities

Exhibit C – Work Letter

Exhibit C-1 – Contractor Rules and Regulations

Exhibit C-2 – Energy and Sustainability Construction Guidelines and Requirements

Exhibit D – Project Rules and Regulations

Exhibit E – Form of Commencement Date Memorandum

Exhibit F – Form of Tenant Estoppel Certificate

Exhibit G – Renewal Option

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. If any conflict exists between any Basic Lease Information and the following provisions of the Lease, then the Basic Lease Information shall control.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

iii

TABLE OF CONTENTS

Page

1.	Definitions and Basic Provisions	1

2.	Lease Grant	1

3.	Premises	1

4.	Rent	3

5.	Delinquent Payment; Handling Charges	6

6.	Security Deposit; Letter of Credit	6

7.	Services and Utilities; Common Areas	10

8.	Alterations; Repairs; Maintenance; Signs	12

9.	Use	17

10.	Assignment and Subletting	17

11.	Insurance; Subrogation; Indemnity	20

12.	Subordination; Attornment; Notice to Landlord’s Mortgagee	22

13.	Rules and Regulations	23

14.	Condemnation	24

15.	Fire or Other Casualty	24

16.	Personal Property Taxes	25

17.	Events of Default	25

18.	Remedies	26

19.	Landlord Defaults; Landlord’s Liability	28

20.	Holding Over	29

21.	Surrender of Premises	29

22.	Certain Rights Reserved by Landlord	29

23.	Substitution of Space	30

24.	Hazardous Materials	30

25.	Miscellaneous	32

26.	USA Patriot Act and Anti-Terrorism Laws	37

iv

LEASE PROVISIONS

1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the foregoing Basic Lease Information (the “Basic Lease Information”) are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams of the Building; “Building’s Systems” means the Premises’ and the Building’s heating, ventilation and air conditioning (“HVAC”), electrical, mechanical, life-safety and plumbing systems; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Holidays” means New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other nationally, regionally or city-wide recognized holiday; “including” means including, without limitation; “Laws” means all federal, state and local laws, ordinances, rules and regulations, all court orders, governmental directives and governmental orders and all interpretations of the foregoing and all restrictive covenants affecting the Project, and “Law” shall mean any of the foregoing; “Normal Business Hours” means 8:00 a.m. to 6:00 p.m. on Business Days, exclusive of Holidays; and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through or under Tenant; any subtenants claiming by, through or under Tenant; and any of their respective agents, contractors, employees and invitees.

2. Lease Grant. Subject to the terms of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises. Tenant shall have access to the Premises seven (7) days per week, twenty-four (24) hours per day, every day of the year, subject to such after-Normal Business Hour security procedures as Landlord may require.

3. Premises.

(a) ”AS IS” Condition. Tenant acknowledges that: (i) it has been advised by Landlord, Landlord’s broker and Tenant’s broker to satisfy itself with respect to the condition of the Premises (including the Building’s Systems located therein, and the security and environmental aspects thereof) and the present and future suitability of the Premises for Tenant’s intended use; (ii) Tenant has made such inspection and investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant’s occupancy of the Premises; and (iii) neither Landlord nor any of Landlord’s agents has made any oral or written representations or warranties with respect to the condition, suitability or fitness of the Premises other than as may be specifically set forth in this Lease. Subject to the terms and conditions of Exhibit C, by occupying the Premises, Tenant shall be deemed to have accepted the Premises in its then “AS IS” condition, subject to all applicable Laws. Tenant further acknowledges that Landlord shall have no obligation to provide or to fund any tenant improvements to the Premises except as may be specifically set forth in this Lease. Landlord and Tenant stipulate that the number of square feet of Rentable Area in the Premises and in the Building set forth in the Basic Lease Information is conclusive as to the square footage in existence on the date of this Lease and shall be binding upon them.

(b) Estimated Delivery Date; Delay in Delivery. Landlord and Tenant presently anticipate that the Delivery Date shall be on or about May 1, 2020 (the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Premises in the condition required by this Lease to Tenant by the Estimated Delivery Date, then: (1) the validity of this Lease shall not be affected or impaired thereby; (2) the duration of the Term shall not be affected thereby; (3) Landlord shall not be in default hereunder or be liable for damages therefor; and (4) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. Tenant’s obligation to pay Rent shall begin on the Commencement Date, subject to the abatement of Base Rent provided in the Basic Lease Information. Notwithstanding anything to the contrary set forth in this Lease, if Landlord has not tendered possession of the Premises to Tenant with the Work Substantially Completed within one hundred twenty (120) days after the date of mutual execution of this Lease, as the same may be extended due to delays caused by or attributable to Tenant or any Tenant Party, force majeure or any reason outside of Landlord’s control (such date, as extended, the “Outside Delivery Date”), then Tenant shall have the right, as its sole remedy, to one day of Base Rent abatement for each day of such delay beyond the Outside Delivery Date until the date Landlord delivers possession of the Premises in the condition required hereunder.

(c) Early Access. Subject to Tenant’s delivery of an executed original of this Lease, the prepaid Base Rent and the Letter of Credit as required elsewhere in this Lease, and the insurance certificates evidencing Tenant’s insurance policies required under this Lease, Landlord shall provide Tenant with early access to the Premises on the latest to occur of (i) the first (1st) Business Day following the date of mutual execution and delivery of this Lease, (ii) the first (1st) Business Day following the date on which Landlord determines the Premises is free and clear of any existing tenancy, and (iii) fifteen (15) days prior to Landlord’s then-estimated date of delivery of the Premises (in any case, the “Access Date”). Such period of early access shall commence on the Access Date and continue through the date immediately preceding the Commencement Date (the “Early Access Period”), and Tenant’s access during the Early Access Period shall be subject to all of the terms and conditions of this Lease, except for Tenant’s obligation to pay Rent (which obligation shall commence upon the Commencement Date, subject to the abatement of Base Rent provided in the Basic Lease Information). Notwithstanding the foregoing, the conduct of business in the Premises shall cause an immediate acceleration of the Commencement Date to the date of Tenant’s initial conduct of business in the Premises. During the Early Access Period, Tenant may enter the Premises (but not any other portion of the Building or the Project other than for ingress and egress) for the sole purpose of installing cabling, furniture, fixtures and equipment, provided that Tenant shall be solely responsible for all of the foregoing and for any loss or damage thereto from any cause whatsoever. Such early access and installation shall be permitted only to the extent that such early access and installation activities will not interfere with the access, use and occupancy of the Building or the Project by Landlord or any other tenant or occupant and/or Landlord’s performance of the Work and/or otherwise delay Landlord’s delivery of possession of the Premises to Tenant in the condition required under this Lease. The provisions of Sections 8(a) and 11 of this Lease shall apply in full during the Early Access Period, and Tenant shall (x) provide certificates of insurance evidencing the existence and amounts of liability insurance carried by Tenant and its agents and contractors, reasonably satisfactory to Landlord, prior to and as a condition to such early access, and (y) comply with all Laws applicable to such early access work in the Premises. If Landlord reasonably determines that Tenant’s early access is interfering in any material way with Landlord’s ability to deliver possession of the Premises in the condition required under this Lease and/or to complete the Work, then Landlord shall have the right to limit or otherwise restrict Tenant’s access during the Early Access Period without any liability.

(d) Commencement Date Memorandum. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming: (1) the Commencement Date and the Expiration Date of the initial Term; (2) that Tenant has accepted the Premises; and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punchlist items specified in such letter, if any); provided,

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however, that the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Tenant’s failure to execute such document (or to provide corrections to factual information set forth therein) within ten (10) days of receipt thereof from Landlord shall be deemed to constitute Tenant’s agreement to the contents of such document.

4. Rent.

(a) Base Rent. Tenant shall timely pay to Landlord Rent without notice, demand, deduction or set-off (except as otherwise expressly provided herein), by good and sufficient check or by ACH, to DC Station Owner, LLC, P.O. BOX 398990, San Francisco, CA 94139-8990, or to such other address as may be specified by Landlord in writing from time to time. The obligations of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Base Rent, adjusted as herein provided, shall be payable monthly in advance. The installment of Base Rent for the sixth (6th) month of the Term shall be payable contemporaneously with the execution and delivery of this Lease by Tenant; thereafter, Base Rent shall be payable on the first (1st) day of each month. If the Commencement Date does not occur on the first (1st) day of a calendar month, the Base Rent for the period from the Commencement Date to the last day of the month in which the Commencement Date occurs shall be included in the payment of Base Rent for the seventh (7th) month of the Term.

The monthly Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the partial month and shall be payable in advance.

(b) Payment of Operating Costs. Tenant shall pay to Landlord (i) Tenant’s Proportionate Share of the annual Operating Costs (as defined below, excluding Real Property Taxes, as defined below) for the Project in excess of the Operating Costs (excluding Real Property Taxes) for the Project for the Expense Base Year, and (ii) Tenant’s Proportionate Share of the annual Real Property Taxes for the Project in excess of the Real Property Taxes for the Project for the Tax Base Year (collectively, “Additional Rent”). Landlord shall make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term following the Expense Base Year and the Tax Base Year, as the case may be. During each calendar year or partial calendar year of the Term following the Expense Base Year and the Tax Base Year, as the case may be, Tenant shall pay to Landlord, in advance, concurrently with each monthly installment of Base Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months Tenant is in occupancy during said calendar year. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs and Real Property Taxes are available for each calendar year. In addition, Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Operating Costs among different tenants and/or different buildings of the Project and/or on a building-by-building basis (the “Cost Pools”), adjusting Tenant’s Proportionate Share as to each of the separately allocated costs based on the ratio of the Rentable Area of the Premises to the Rentable Area of all of the premises to which such costs are allocated. Such Cost Pools may include, without limitation, the office space tenants and retail space tenants of the Project.

(c) Definition of Operating Costs. The term “Operating Costs” shall mean all costs and disbursements that Landlord incurs in connection with the ownership, operation, maintenance, repair and replacement of the Project determined in accordance with sound accounting principles consistently applied, including premiums for property, liability and other coverages carried by Landlord, including deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its Affiliates; property management fees and expenses; service and maintenance contracts; salaries, wages, benefits and other payroll expenses of employees engaged in the operation, maintenance or repair of the Project; rent and expenses for Landlord’s and any property manager’s offices in the Project not to exceed the fair market rent for such spaces, with such spaces not to exceed the size of property managers’ office spaces for comparable projects; Real Property Taxes (as defined in Section 4(e) below); repair and maintenance costs; telecom expenses; license fees; the Building’s Systems maintenance, repair and replacement costs; utilities; repair and replacement, resurfacing or repaving of paved areas, sidewalks, curbs and gutters, life safety; security (if and to the extent Landlord elects to provide same); janitorial services and cleaning supplies; window cleaning and elevator maintenance and uniforms for personnel providing services; trash collection; pest control charges; materials, supplies; administrative costs; business license taxes and fees; tools and rental equipment; administrative costs; costs associated with operating a shuttle (if applicable and available to Tenant), cost of all utilities not directly metered to individual tenants (including water, sewer, electrical, gas, trash/recycling/compost) and the cost of janitorial services for the Common Areas and tenant premises and supplies used in connection therewith (including night service, day porter(s), cleaning/restroom supplies and interior window cleaning), and the costs for capital improvements (as determined pursuant to generally accepted accounting principles (“GAAP”), consistently applied) made to the Project (i) to comply with applicable Laws hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Laws, (ii) to reduce operating expenses, or (iii) to improve the health, safety and welfare of the Project and its tenants, in each case amortized using a commercially reasonable interest rate over the useful life of the improvement as reasonably determined by Landlord pursuant to GAAP. Operating Costs shall not include costs for: (1) costs paid by proceeds of insurance, condemnation awards or by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord; (3) leasing commissions; (4) advertising expenses; (5) legal expenses for services or in defense of Landlord’s title to the Project, other than those that benefit the Project tenants generally (e.g., tax disputes); (6) renovating or otherwise improving leased premises in the Project; (7) depreciation; (8) salaries of officers and executives of Landlord; (9)

any costs included in Operating Costs representing an amount paid to a corporation related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (10) interest and penalties due to late payment of amounts owed by Landlord (except in connection with settlement of a bona fide Real Property Tax appeal); (11) Landlord’s general corporate and overhead and costs related to the maintenance of Landlord as a legal entity; (12) federal or state income taxes imposed on or measured by the income of Landlord and inheritance and estate taxes; (13) ground lease rental; (14) expenses arising from the construction, sale or financing or the Building; (15) the cost of remediation of Hazardous Materials to the extent not arising from Tenant’s breach of any of its obligations under Section 24 hereof, provided that Operating Costs may include the incidental costs attributable to removing Hazardous Materials in the ordinary course of cleaning and maintaining the Project; (16) costs included in connection with services or other benefits which are provided to tenants or occupants other than Tenant, but not made available to Tenant; (17) reserves, including reserves for capital expenditures or improvements, bad debts, or rental losses; (18) costs directly resulting from the gross negligence or willful misconduct of Landlord or its employees, officers, directors, contractors or agents; and (19) cost of capital improvements to comply with applicable Laws in existence and enforced as of the date of this Lease.

(d) Gross-Up. With respect to any calendar year or partial calendar year, including the Expense Base Year, in which the Building is not occupied to the extent of 95% of the Rentable Area thereof, or Landlord is not supplying services to 95% of the Rentable Area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the Rentable Area thereof and Landlord had been supplying services to 95% of the Rentable Area thereof.

(e) Definition of Real Property Taxes. The term “Real Property Taxes” shall mean all real property taxes, assessments, levies and impositions of any kind (whether general, special, ordinary or extraordinary) that are paid or incurred by Landlord for the Project (without regard to any different fiscal year used by any governmental or municipal authority) as well as transit impact fees levied by local authorities, charges, fees or assessments for transit, housing, day care, open space, art, police, fire, or other governmental services or benefits to the Project, the costs of consultants engaged to lower or dispute real property taxes and assessments, and personal property taxes imposed on the fixtures, equipment and other personal property of Landlord used in connection with the Project. Real Property Taxes shall not include federal or state income taxes imposed on or measured by the income of Landlord from the operation of the Project.

(f) Operating Costs Reconciliation Statement. Landlord shall use commercially reasonable efforts to furnish to Tenant a statement of Operating Costs for the previous year (the “Operating Costs Reconciliation Statement”) within six (6) months after the expiration thereof. Landlord’s failure to deliver an Operating Costs Reconciliation Statement despite its commercially reasonable efforts to do so shall not be deemed a default by Landlord under this Lease nor shall the same limit Landlord’s right to exercise its rights (or excuse Tenant from performing its obligations) hereunder. If Tenant’s estimated payments of Operating Costs under this Section 4 for the year covered by the Operating Costs Reconciliation Statement exceed Tenant’s share of such items as indicated in the Operating Costs Reconciliation Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs under this Section 4 for such year are less than Tenant’s share of such items as indicated in the Operating Costs Reconciliation Statement, then Tenant shall promptly pay Landlord such deficiency within thirty (30) days of receipt of the Operating Costs Reconciliation Statement, notwithstanding that the Term has expired and Tenant has vacated the Premises. Landlord shall have the same remedies for a default in the payment of Operating Costs as for a default in the payment of Base Rent.

(g) Tenant’s Audit Right. Within sixty (60) days (the “Audit Election Period”) after Landlord furnishes to Tenant the Operating Costs Reconciliation Statement for any calendar year, Tenant may, at its expense during Landlord’s normal business hours, elect to audit Landlord’s Operating Costs for such calendar year only, subject to the following conditions: (1) no Event of Default has occurred under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm of recognized national standing; (3) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (4) the audit shall commence within thirty (30) days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within sixty (60) days after commencement; (5) the audit shall be conducted where Landlord maintains its books and records and shall not interfere with the conduct of Landlord’s business; and (6) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord’s commercially reasonable confidentiality agreement for Landlord’s benefit prior to commencing the audit. Tenant shall deliver a copy of such audit to Landlord within five (5) Business Days following the completion of such audit by Tenant. This paragraph shall not be construed to limit, suspend or abate Tenant’s obligation to pay Rent when due, including estimated Operating Costs. After verification, Landlord shall credit any overpayment determined by the audit report against the next Rent due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant within thirty (30) days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the audit report within thirty (30) days of determination. The foregoing obligations shall survive the expiration or earlier termination of the Lease. If Tenant does not give written notice of its election to audit during the Audit Election Period, Landlord’s Operating Costs for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same. If the audit proves that Landlord’s calculation of Operating Costs for the calendar year under inspection was overstated by more than seven and 50/100 percent (7.5%) in the aggregate, then, after verification, Landlord shall pay Tenant’s actual reasonable out-of-pocket audit and inspection fees applicable to the review of said calendar year statement (not to exceed $3,500 per audit) within thirty (30) days after receipt of Tenant’s invoice therefor.

5. Delinquent Payment; Handling Charges. All past due payments (other than late charges) required of Tenant hereunder shall bear interest from the date due until paid at the lesser of twelve percent (12%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent (5%) of the overdue amount plus an additional $350.00 to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. Any such late charge and interest payment shall constitute additional Rent under this Lease, shall not be considered a waiver by Landlord of any default by Tenant hereunder, and shall be payable immediately on demand. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee and the interest referenced above shall not be charged with respect to the first occurrence (but may be charged with respect to any subsequent occurrence) during any twelve (12) month period that Tenant fails to make payment when due, until five (5) days after Landlord delivers written notice of such delinquency to Tenant.

6. Security Deposit; Letter of Credit.

(a) Security Deposit. Tenant shall pay to Landlord a security deposit in the form of a Letter of Credit (in accordance with the terms of Section 6(b) below), which shall be held by Landlord throughout the Term to secure Tenant’s performance of its obligations under this Lease. Any amount drawn on the Letter of Credit (each, a “Drawn Amount”) is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default. Landlord may, at Landlord’s discretion, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of any Drawn Amount to perform any obligation Tenant fails to perform hereunder or in connection with Landlord’s remedies under this Lease. Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within thirty (30) days following the end of the Term, return to Tenant the portion of any Drawn Amount remaining after deducting all damages, charges and other amounts permitted by Law. Landlord and Tenant agree that such deductions shall include all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant. Tenant hereby waives the protections of Section 1950.7(c) of the California Civil Code, as it may hereafter be amended, or similar laws of like import. Unless required otherwise by applicable Law, any Drawn Amount may be commingled with other funds, and no interest shall be paid thereon.

(b) Letter of Credit. The form of the security deposit under this Lease shall be an Irrevocable Standby Letter of Credit (the “Letter of Credit”) which shall (1) be addressed to Landlord, (2) be in a form reasonably acceptable to Landlord, (3) be issued by a federally insured financial institution which is acceptable to Landlord in

Landlord’s sole discretion, with minimum assets of Ten Billion Dollars ($10,000,000,000.00) (the “Minimum Assets”), upon which presentment may be made in the City of San Francisco, California, (4) be in an amount equal to $215,633.65 (the “Minimum Amount”), (5) allow for partial and multiple draws thereunder, and (6) have an expiration date not earlier than sixty (60) days after the scheduled Term expiration date (as the same may be extended) or in the alternative, have a term of not less than one (1) year and be automatically renewable for additional one (1) year periods unless, on or before the date sixty (60) days prior to the expiration of the term of such Letter of Credit, the issuer of such Letter of Credit gives notice to Landlord of its election not to renew such Letter of Credit for any additional period pursuant thereto. In addition, the Letter of Credit shall provide that, in the event of Landlord’s assignment of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord to the assignee without charge to Landlord or approval of the issuer. The Letter of Credit shall provide for same day payment to Landlord upon the issuer’s receipt of a sight draft from Landlord together with Landlord’s certificate certifying that the requested sum is due and payable from Tenant and Tenant has failed to pay, and with no other conditions.

(i) Tenant shall, on or before the date which is sixty (60) days prior to the expiration of the Letter of Credit, deliver to Landlord a new Letter of Credit satisfying the foregoing requirements in lieu of the Letter of Credit then being held by Landlord. If the issuer of such existing or new Letter of Credit provides notice of its election to not renew such Letter of Credit for any additional period, Tenant shall be required to deliver a new Letter of Credit on or before the date which is sixty (60) days prior to the expiration of the term of the Letter of Credit then being held by Landlord. If neither a new Letter of Credit nor a renewal of the Letter of Credit is timely delivered to Landlord, then Landlord may (without prejudicing any other right or remedy available to Landlord) draw down the entire Letter of Credit and, until Tenant delivers to Landlord the new Letter of Credit as required by this paragraph, hold the drawn cash in accordance with the terms of Section 6(a) above.

(ii) The Letter of Credit shall be replaced by a new Letter of Credit if the issuing financial institution: (a) has assets which fall below the Minimum Assets; (b) enters into any form of regulatory or governmental proceeding, including without limitation any receivership instituted or commenced by the Federal Deposit Insurance Corporation (the “FDIC”); (c) is otherwise declared insolvent, is downgraded by the FDIC, is determined to be less than well capitalized by the appropriate Federal banking agency under the prompt corrective action rules of the FDIC, or closes for any reason; (d) is removed from Landlord’s list of approved financial institutions, in Landlord’s sole discretion; or (e) in any manner communicates (including without limitation communications sent by or on behalf of the FDIC) its unwillingness to honor the terms of the Letter of Credit. If Tenant fails to deliver to Landlord the replacement Letter of Credit within ten (10) Business Days following Landlord’s written demand for same, Landlord shall be entitled to draw down the entire Letter of Credit and, until Tenant delivers to Landlord the replacement Letter of Credit as required by this paragraph, hold the drawn cash in accordance with the terms of Section 6(b) above.

(iii) In the event that Tenant is in default under the terms and provisions of the Lease, then Landlord shall have the right, at any time after such event, without giving any further notice to Tenant: (1) to make a partial draw upon said Letter of Credit (and/or Additional Letter of Credit, as defined below, as the case may be) (a) in an amount necessary to cure such default or (b) if such default cannot reasonably be cured by the expenditure of money, and Landlord exercises any rights and remedies Landlord may have on account of such default, in an amount which, in Landlord’s opinion, is necessary to satisfy Tenant’s liability on account thereof; or (2) to draw down the entire amount of such Letter of Credit (and/or Additional Letter of Credit) at such time; and any such amounts received by Landlord shall be held by Landlord (and need not be segregated or accrue interest unless otherwise required by Law) and applied in accordance with this Lease.

(iv) Following a draw by Landlord on the Letter of Credit, at Landlord’s election the Letter of Credit shall: (a) be replaced by Tenant within ten (10) Business Days after written notice from Landlord by a new Letter of Credit in the Minimum Amount, in which event the Letter of Credit then held by Landlord shall be terminated; or (b) be augmented by Tenant within five (5) Business Days after written notice from Landlord by an additional Letter of Credit in the amount of a partial draw (the “Additional Letter of Credit”) subject to the requirements set forth above, in which event the Letter of Credit then held by Landlord and the Additional Letter of Credit shall both be held by Landlord.

(v) In addition, in the event of a termination based upon the default of Tenant under the Lease, or a rejection of the Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to draw upon the Letter of Credit and/or the Additional Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under the Lease. Any amounts so drawn shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. Any such draw on the Letter of Credit shall not constitute a waiver of any other rights of Landlord with respect to Tenant’s default under the Lease. Tenant hereby covenants and agrees not to oppose, contest or otherwise interfere with any attempt by Landlord to draw upon said Letter of Credit (and/or Additional Letter of Credit) including, without limitation, by commencing an action seeking to enjoin or restrain Landlord from making such draw. Tenant also hereby expressly waives any right or claim it may have to seek such equitable relief. In addition to whatever other rights and remedies Landlord may have against Tenant if Tenant breaches its obligations under this paragraph, Tenant hereby acknowledges that it shall be liable for any and all damages which Landlord may suffer as a result of any such breach (including without limitation recovery of Landlord’s reasonable attorneys’ fees and court costs).

(vi) Without limiting the import of the preceding paragraphs, Tenant agrees that in the event that Tenant fails timely to deliver to Landlord a replacement letter of credit when required hereunder, then Landlord shall have the right, at any time after such event, without giving any further notice to Tenant, to draw down the entire Letter of Credit (and/or Additional Letter(s) of Credit) and to hold the proceeds thereof in accordance with the terms of Section 6(a) above.

(vii) Upon request of Landlord or any (prospective) purchaser or mortgagee of the Building, Tenant shall, at its expense, cooperate with Landlord in obtaining an amendment to or replacement of any Letter of Credit which Landlord is then holding so that the amended or new Letter of Credit reflects the name of the new owner and/or mortgagee of the Building.

(viii) To the extent that Landlord has not previously drawn upon any Letter of Credit or Additional Letter of Credit held by Landlord, and to the extent that Tenant is not otherwise in default of its obligations under the Lease as of the expiration date of the Lease, Landlord shall return such Letter(s) of Credit to Tenant promptly following the expiration of the Term of the Lease.

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(ix) In no event shall the proceeds of any Letter of Credit be deemed to be a prepayment of rent nor shall it be considered as a measure of liquidated damages.

(x) For the avoidance of doubt, Landlord and Tenant (a) agree that the Letter of Credit shall in no event be deemed or treated as a “security deposit” under any Law applicable to security deposits in the commercial context, (b) further acknowledge and agree that the Letter of Credit is not intended to serve as a security deposit and the Laws applicable to security deposits shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now have or, in the future will have, relating to or arising from the Laws applicable to security deposits.

(xi) Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain in connection with the Letter of Credit a temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any Letter of Credit or the issuing bank’s honoring or payment of sight draft(s). Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any Letter of Credit shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest at the Default Rate and reasonable actual out-of-pocket attorneys’ fees. Tenant acknowledges that the presentment of sight drafts drawn under any Letter of Credit, or the issuing bank’s payment of sight drafts drawn under such Letter of Credit, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor.

(c) Reduction in Letter of Credit. Notwithstanding anything to the contrary contained herein, provided that (1) no Event of Default has occurred or is occurring, (2) Tenant receives a minimum of $50,000,000 in additional funding through a Series C funding and/or an initial public offering, and (3) Tenant can demonstrate that its cash flow projections are and will be positive throughout the remainder of the Term, then Tenant shall be permitted to reduce the amount of the Letter of Credit on a one-time basis by $86,253.46 so that the amount of the Letter of Credit remaining after such reduction is $129,380.19. Subject to satisfaction of the foregoing conditions, the amount of the Letter of Credit may be reduced by Tenant’s delivery of written notice to Landlord requesting such reduction. Upon Landlord’s receipt of such notice and confirmation of Tenant’s satisfaction of the foregoing conditions, Tenant shall, at Landlord’s request, promptly deliver to Landlord a replacement Letter of Credit which is in the amount of the reduced amount, and which in all other respects is in conformance with the Letter of Credit requirements described in Section 6(b) above. Notwithstanding the foregoing, in no event shall any such reduction be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder or a waiver of any claims against Tenant. Moreover, if an Event of Default occurs at any time after the occurrence of such reduction, then Tenant shall be required, within five (5) Business Days following Landlord’s notice, to restore the Letter of Credit to the Minimum Amount. The foregoing reduction shall be personal to the named Tenant.

7. Services and Utilities; Common Areas.

(a) Services and Utilities. Landlord shall use all reasonable efforts to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Services and Utilities, attached hereto as Exhibit B, subject to the conditions and in accordance with the standards set forth therein. Landlord’s obligation to furnish services pursuant to Exhibit B shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant’s obligations hereunder. Notwithstanding the foregoing, if: (i) any such utility service is interrupted because of the grossly negligent acts of Landlord, its employees, agents or contractors; (ii) Tenant notifies Landlord of such interruption in writing (the “Interruption Notice”); (iii) such interruption does not arise in whole or in part as a result of an act or omission of a Tenant Party; (iv) such interruption is not caused by a fire or other Casualty; (v) the repair or restoration of such service is reasonably within the control of Landlord; and (vi) as a result of such interruption, the Premises or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of it business) and Tenant in fact ceases to use the Premises, or material portion thereof, then, Tenant’s sole remedy for such interruption shall be as follows: on the tenth (10th) consecutive Business Day following the latest to occur of the date the Premises (or material portion thereof) becomes untenantable, the date Tenant ceases to use such space and the date Tenant provides Landlord with an Interruption Notice, the Rent payable hereunder shall be abated on a per diem basis for each day after such ten (10) Business Day period based upon the percentage of the Premises so rendered untenantable and not used by Tenant, and such abatement shall continue until the date the Premises become tenantable again.

(b) Common Areas. The term “Common Area” is defined for all purposes of this Lease as those parts of the Project intended for the common use of all tenants, including the ground floor lobby, elevator lobbies, elevators, stairwells, hallways, the Parking Garage, including sidewalks, restrooms, communal conference room, electrical and telephone rooms, mailroom, bike storage, and the like, but excluding space in the Building designated for rental for commercial purposes. In addition, although the roofs of the Project are not literally part of the Common Area, they will be deemed to be so included for purposes of: (i) Landlord’s ability to prescribe rules and regulations regarding same and (ii) their inclusion for purposes of Operating Costs reimbursements. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any signs or other improvements in the Project. Tenant and its employees and invitees, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Area (excluding the roofs) as constituted from time to time, such use to be in common with Landlord, other tenants in the Project and other persons permitted by Landlord to use the same, and subject to the rights of governmental authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. Without limiting the generality of the foregoing, Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights.

(c) Trash and Recycling and Waste Management. Tenant shall store all trash and garbage within the Premises. Landlord shall arrange for the regular pick-up of such trash and garbage, and Tenant shall be charged an equitable portion of the total of the charges to all tenants using the service. Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord. Tenant shall not operate an incinerator or burn trash or garbage within the Project. Tenant covenants and agrees, at its sole cost and expense: (i) to comply with all present and future Laws, orders and regulations of the federal, state, county, municipal or other governing authorities, departments, commissions, agencies and boards regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); (ii) to comply with Landlord’s recycling policy for the Project as part of Landlord’s energy efficient and environmentally sustainable practices (“Landlord’s Sustainability Initiative”) where it may be more stringent than applicable Law; (iii) to sort and separate its trash and recycling into such categories as are provided by Law or Landlord’s Sustainability Initiative; (iv) that each separately sorted category of trash and recycling shall be placed in separate receptacles as directed by Landlord; (v) that Landlord reserves the right to require Tenant to arrange for such collection utilizing a contractor reasonably satisfactory to Landlord; and (vi) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section. Tenant shall provide Landlord as reasonably requested with a copy of waste manifests for all waste that leaves the Building that is within Tenant’s direct control, including consumable waste, recyclable waste, pallets, off-site paper shredding and electronic waste.

(d) On-site Power. Landlord shall have the right to install on-site power (i.e., solar or small wind) at the Building or the Project. Tenant agrees to reasonably cooperate with Landlord in connection with the installation and on-going operation of such on-site power. Tenant shall have no right to any renewable energy credits resulting from on-site renewable energy generation, even if Tenant uses such energy. Landlord may retain or assign such renewable energy credits in Landlord’s sole discretion.

(e) Consumption Data. Tenant shall within ten (10) days of written request by Landlord, provide consumption data in form reasonably required by Landlord: (ix) for any utility billed directly to Tenant and any subtenant or licensee; and (y) for any submetered or separately metered utility supplied to the Premises for any above-Building standard equipment and for which Landlord is not responsible for reading. If Tenant utilizes separate services from those of Landlord, Tenant hereby consents to Landlord obtaining the information directly from such service providers and, upon ten (10) days’ prior written request, Tenant shall execute and deliver to Landlord and the service providers such written releases as the service providers may request evidencing Tenant’s consent to deliver the data to Landlord. Any information provided hereunder shall be held confidential except for its limited use to evidence compliance with any sustainability standards. If Tenant fails to deliver any release or to provide any information requested hereunder within the ten (10)-day period, then Landlord may charge Tenant the sum of $100.00 per day for each day after the ten (10) day period until delivered (the “Late Reporting Fee”), in addition to any other rights or remedies afforded to Landlord for an Event of Default pursuant to Section 17 of this Lease. A Tenant Party shall not use, nor allow any of its parent, subsidiary or affiliated entities or architects, engineers, or other consultants or advisors to use, any of such consumption data or other information to challenge any sustainability score, rating, certification or other approval granted by any third party.

(f) Benchmarkinq. When energy and/or water benchmarking are required by local, state or federal codes, Tenant shall reasonably cooperate with Landlord to comply with such Laws. If Tenant fails to cooperate within ten (10) days of written request, Landlord may charge Tenant the Late Reporting Fee for each day after such ten (10)-day period that Tenant fails to so cooperate, in addition to any other rights or remedies afforded to Landlord for an Event of Default pursuant to Section 17 of this Lease. If the results of such benchmarking reveal an energy or water performance score that requires audit and/or commissioning studies to be performed, Tenant shall cooperate fully and promptly reimburse Landlord for the reasonable cost of such audits and/or commissioning. Furthermore, if the results of such audits and commissioning reveal opportunities to improve efficiencies through Tenant operations, Tenant shall make every reasonable effort to take such corrective measures.

(g) Data Center. Tenant may not operate a Data Center within the Premises without the express written consent of Landlord. The term “Data Center” shall have the meaning set forth in the U.S. Environmental Protection Agency’s ENERGY STAR® program and is a space specifically designed and equipped to meet the needs of high-density computing equipment, such as server racks, used for data storage and processing. The space will have dedicated, uninterruptible power supplies and cooling systems. Data Center functions may include traditional enterprise services, on-demand enterprise services, high-performance computing, internet facilities and/or hosting facilities. A Data Center does not include space within the Premises utilized as a “server closet” or for a computer training area. In conjunction with the completion and operation of the Data Center, Tenant shall furnish the following information to Landlord:

(i) Within ten (10) days of completion, Tenant shall report to Landlord the total Rentable Area (in square feet) of the Data Center measured between the principal exterior surfaces of the enclosing fixed walls and including all supporting functions dedicated for use in the Data Center, such as any raised-floor computing space, server rack aisles, storage silos, control console areas, battery rooms, mechanical rooms for cooling equipment, administrative office areas, elevator shafts, stairways, break rooms and restrooms. If Tenant alters or modifies the area of the Data Center, Tenant shall furnish an updated report to Landlord on the square footage within ten (10) days following completion of the alterations or modifications.

(ii) Within ten (10) days following the close of each month of operation of the Data Center, monthly IT Energy Readings at the output of the Uninterruptible Power Supply (UPS), measured in total kWh utilized for the preceding month (as opposed to instantaneous power readings), failing which in addition to same being an Event of Default, Tenant shall be obligated to pay to Landlord the Late Reporting Fee.

8. Alterations; Repairs; Maintenance; Signs.

(a) Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), except for (a) the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises and (b) Alterations that are cosmetic in nature and do not affect the Building’s Structure or any Building’s System, do not require permits, and are anticipated to cost less than $25,000 (“Permitted Alterations”). Tenant shall furnish complete plans and specifications to Landlord for its approval at the time Tenant requests Landlord’s consent to any Alterations. Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s). Tenant shall give written notice to Landlord at least ten (10) Business Days prior to beginning any construction, and Landlord may post on and about the Premises or the Project notices of non-responsibility pursuant to applicable Laws. Tenant shall reimburse Landlord within thirty (30) days after the rendition of a bill for all of Landlord’s actual out-of-pocket costs incurred in connection with any Alterations, including all management, engineering, outside consulting and construction fees incurred by or on behalf of

Landlord for the review and approval of Tenant’s plans and specifications and for the monitoring of construction of the Alterations not to exceed three percent (3%) of the hard costs of such Alterations. If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense by a contractor reasonably approved in writing by Landlord. Without Landlord’s prior written consent, Tenant shall not use any portion of the Common Areas in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Project in order to comply with any applicable Laws, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, unless Landlord requires the removal of such Alterations. Notwithstanding the foregoing, upon Tenant’s written request at the time it seeks Landlord’s consent to an Alteration, Landlord agrees to indicate in writing whether it will require such Alteration to be removed upon the expiration or earlier termination of the Lease. If Landlord requires the removal of such Alterations, Tenant shall at its sole cost and expense, prior to the Expiration Date or the last day of the Renewal Term (as defined in Exhibit G), as the case may be, or earlier termination of this Lease, remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed and repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted (collectively, the “Removal and Restoration Work”); provided, however, at Landlord’s election, in lieu of having Tenant perform the Removal and Restoration Work, Tenant shall pay Landlord, within five (5) days following Landlord’s demand, an amount equal to the actual out-of-pocket cost of performing the Removal and Restoration Work, and Landlord shall have the right (but not the obligation) to perform such work on Tenant’s behalf. All construction work done by Tenant within the Premises shall be performed in accordance with all Laws, in a good and workmanlike manner with new materials of first-class quality, lien-free, and in such manner as to cause a minimum of interference with the transaction of business at the Project. All work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work. All work affecting the roof of the Project must be performed by Landlord’s roofing contractor and no such work will be permitted if it would void or reduce the warranty on the roof. In all events, Tenant shall be required to use union labor in connection with any initial improvements and all Alterations. Tenant agrees to indemnify, defend and hold Landlord, its Affiliates, Harvest Properties, Inc. (“Harvest”), Cerberus Real Estate Capital Management, LLC, a Delaware limited liability company (“Cerberus”), and Landlord’s Property Manager, and their respective officers, directors, partners, members, shareholders, employees and agents (collectively, the “Indemnitees”) harmless against any loss, liability or damage resulting from such work performed by or at the request of Tenant (except for the Work), and Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord’s consent to or approval of any Alterations (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. All voice, data, video, audio and other low voltage control transport system cabling and/or cable bundles installed in the Building by Tenant or its contractor shall be (i) plenum rated and/or have a composition make-up suited for its environmental use in accordance with NFPA 70/National Electrical Code; (ii) labeled every 3 meters with Tenant’s name and origination and destination points; (iii) installed in accordance with all EIA/TIA standards and the National Electric Code; and (iv) installed and routed in accordance with a routing plan showing “as built” or “as installed” configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing (if applicable), and such other information as Landlord may reasonably request. The routing plan shall be available to Landlord and its agents at the Project upon request.

(b) Repairs; Maintenance.

(i) By Landlord. Landlord shall, subject to reimbursement to the extent set forth in Section 4, keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) the Building’s Structure; (2) Building standard mechanical (including HVAC), electrical, heating, plumbing and fire/life safety systems serving the Project generally; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Project; and (6) elevators serving the Building. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of any Tenant Party, Tenant shall pay the costs of such repairs or maintenance to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Premises or in the Project pursuant to Landlord’s rights and obligations under the Lease. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations and access to the Premises in making such repairs. To the extent allowed by law, Tenant waives the right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code, and the right to terminate the Lease under Section 1932(1) of the California Civil Code, and any other laws, statutes or ordinances now or hereafter in effect of like import. Notwithstanding the foregoing, if: (i) the Premises or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of it business) because of the grossly negligent performance of any repair or maintenance work by Landlord, its employees, agents or contractors, or grossly negligent failure to perform any repair or maintenance work that Landlord is responsible for performing pursuant to this Lease; (ii) Tenant provides an Interruption Notice with respect thereto; (iii) such condition does not arise in whole or in part as a result of an act or omission of a Tenant Party; (iv) such condition is not caused by a fire or other Casualty; and (v) the cause of such condition is reasonably within the control of Landlord, then, Tenant’s sole remedy therefor shall be as follows: on the tenth (10th) consecutive Business Day following the latest to occur of the date the Premises (or material portion thereof) becomes untenantable, the date Tenant ceases to use such space and the date Tenant provides Landlord with an Interruption Notice, the Rent payable hereunder shall be abated on a per diem basis for each day after such ten (10) Business Day period based upon the percentage of the Premises so rendered untenantable and not used by Tenant, and such abatement shall continue until the date the Premises become tenantable again.

(ii) By Tenant. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in good condition and repair, ordinary wear and tear and Casualty excepted. Tenant’s repair obligations include repairs to: (1) floor coverings and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building; (6) air conditioning units serving Tenant exclusively (if applicable); (7) any kitchen equipment or similar facilities serving Tenant exclusively (if applicable); (8) phone rooms used exclusively by Tenant; (9) Alterations performed by contractors retained by or on behalf of Tenant, including related HVAC balancing; and (10) all of Tenant’s furnishings, trade fixtures, equipment and personal property. If Tenant fails to commence any such needed repairs within five (5) days of Landlord’s written request, Landlord reserves the right to perform any of the foregoing maintenance or repair obligations (other than with respect to subsection (10)) or require that such obligations be performed by a contractor reasonably approved by Landlord, all at Tenant’s expense. All work shall be performed in accordance with the rules and procedures described in Section 8(a), except that any repairs in the ordinary course constituting Permitted Alterations shall not require prior notice to Landlord or Landlord’s prior consent thereto. If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required if there is an emergency, or if the area to be repaired is visible from the exterior of the Project), Landlord may, in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs. At the expiration or sooner termination of this Lease, Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord. All personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, shall be stored at the sole risk of Tenant. Except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, Landlord or its agents shall not be liable under any circumstances for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, appliances or plumbing works therein or from the roof, street, sidewalks or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or invitee of any such tenant, it being understood that Tenant’s sole recourse in the event of any such loss, injury or damage will be to file a claim on the insurance policies that Tenant is required to maintain pursuant to Section 11(a). It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping, ventilation and moisture control practices. Tenant shall promptly report any maintenance problems involving water, moist conditions or mold to the property manager for the Project (the “Property Manager”), and shall conduct its activities in the Building in a manner that prevents unusual moisture conditions or mold growth. In signing this Lease, Tenant has first inspected the Premises and certifies that it has not observed mold, mildew or moisture within the Premises. Tenant relieves Landlord from any liability for any bodily injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on the Premises.

(iii) Performance of Work. All work described in this Section 8 undertaken by Tenant shall be performed only by contractors and subcontractors approved in writing by Landlord and shall be subject to the terms of this Section 8(b)(iii). Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, but in no event less than: (i) Commercial General Liability insurance on an occurrence basis in amounts not less than $2,000,000 ($1,000,000 of which may be in excess umbrella coverage) naming Landlord, Harvest, Cerberus, and the Property Manager as additional insureds for ongoing and completed operations using ISO Forms CG 2010 04/13 and CG 2037 04/13 (or other equivalent forms approved in writing by Landlord); (ii) workers’ compensation insurance in amounts required by statute and employer’s liability coverage with limits of not less than $500,000 each accident for bodily injury by accident, $500,000 each employee for bodily injury by disease, and $500,000 policy limit for bodily injury by disease; (iii) Business Automobile Liability insurance on an occurrence basis in amounts not less than $1,000,000 naming Landlord, Harvest, Cerberus, and the Property Manager as additional insureds; and (iv) Umbrella/Excess Liability with limits of not less than $5,000,000 per occurrence in excess of (i-iii) above for trades such as escalator/elevator maintenance, signage, plumbing, electrical and window washing. Coverage shall be written as follow form or alternately with a form that provides coverage that is at least as broad as the primary policies. Each policy shall include a waiver of subrogation in favor of Landlord, the Property Manager and Cerberus. Tenant shall provide Landlord with insurance certificates for such contractors and subcontractors prior to commencement of any work. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor approved by Landlord. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor or a contractor approved by Landlord and no such work will be permitted if it would void or reduce the warranty on the roof. Any and all Alterations performed by Tenant will be performed in accordance with Landlord’s “Contractor Rules and Regulations” attached hereto as Exhibit C-1 and the Energy and Sustainability Construction Guidelines and Requirements attached hereto as Exhibit C-2, and any modifications thereto by Landlord, notwithstanding any more permissive local building codes or ordinances.

(c) Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party (other than the Work) shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing thereof to Tenant, either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has invoiced Tenant therefor. Tenant shall indemnify, defend and hold harmless the Indemnitees from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party (other than the Work). The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

(d) Signs. Tenant shall not place or permit to be placed any signs, placards, pictures, advertisements or notices upon the Common Areas or any area visible from the exterior of the Premises without Landlord’s prior written consent. Notwithstanding the foregoing, Tenant shall be permitted to install its name in the Building lobby directory and Building standard signage on the main entry door of the Premises, and such signage shall be provided and installed by Landlord on or about the Commencement Date at Landlord’s cost. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Premises, which in Landlord’s reasonable opinion, is of such a nature as to not be in keeping with the standards of the Building, and if Tenant fails to do so, Landlord may without liability remove the same at Tenant’s expense.

9. Use. Tenant shall use the Premises only for the Permitted Use and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to any use that would damage the Premises. Tenant, at its sole cost and expense, shall obtain and keep in effect during the Term, all permits and licenses necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Law. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises. Further, Landlord shall be responsible for compliance with Disabilities Acts in the Common Area and with respect to the path of travel to the Premises, unless any non-compliance is caused by or attributable to (a) any Alterations performed by or at Tenant’s request (other than the Work), or (b) Tenant’s specific use of the Premises (as opposed to general office use). If Tenant’s initial use of the Premises is not a “place of public accommodation” within the meaning of the Disabilities Acts, then Tenant may not thereafter change the use to cause the Premises to become a “place of public accommodation”. In addition, the Premises shall not be used for any purpose which creates strong or offensive odors, fumes, dust or vapors; which emits noise or sounds that are objectionable due to intermittence, beat, frequency, shrillness or loudness; or which is associated with indecent or pornographic matters. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Project. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Project, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Project. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises, such statement or threat shall be conclusive evidence that the increase in such rate is due to such activity of Tenant and, as a result thereof, Tenant shall be liable for the payment of such increase as additional Rent. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Project any dangerous, noxious, radioactive or explosive substance. Tenant agrees to comply with and cooperate with Landlord’s efforts to comply with energy efficiency, green building and/or carbon reduction laws, including occupant, water, energy and transportation surveys within the city, county, state or any other jurisdiction.

10. Assignment and Subletting.

(a) Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, (1) assign, transfer or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) permit any other entity to become Tenant hereunder by merger, consolidation or other reorganization; (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (4) sublet any portion of the Premises; (5) grant any license, concession or other right of occupancy of any portion of the Premises; or (6) permit the occupancy of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through Section 10(a)(6) being a “Transfer”).

(b) Consent Standards. Landlord shall not unreasonably withhold or delay its consent to any assignment or subletting of the Premises provided that Tenant is not then in default under the Lease and the proposed transferee: (1) is creditworthy as determined by Landlord in its good faith business judgment; (2) has a good reputation in the business community as determined by Landlord in its good faith business judgment; (3) will use the Premises for the Permitted Use and will not use the Premises for a purpose that would violate any exclusive use or other similar agreement entered into by Landlord with any other tenant of the Building; (4) will not use the Premises in a manner that would materially increase the pedestrian traffic to the Premises; (5) is not a governmental entity, or subdivision or agency thereof; (6) is not another occupant of the Building; and (7) is not a person or entity with whom Landlord is then, or has been within the six month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building, or any Affiliate of any such person or entity (all of the foregoing Section 10(b)(1) through Section 10(b)(7) being deemed reasonable bases for withholding consent). Landlord shall have no obligation to consent to any requested Transfer if Tenant is then in default under this Lease beyond applicable notice and cure periods.

(c) Request for Consent. If Tenant requests Landlord’s consent to a Transfer (which consent shall not be unreasonably withheld or delayed), then, at least thirty (30) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord within thirty (30) days of request for Landlord’s reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer, not to exceed $2,500 per request, provided, however, if Tenant requires more than two (2) rounds of comments, then such limit shall not apply. Landlord shall use commercially reasonable efforts to respond to Tenant’s request for a Transfer within thirty (30) days after Landlord’s receipt of the materials and fee required by this Section 10(c). If Landlord fails to respond to Tenant’s request for a Transfer within such thirty (30) day period, Tenant may send a second written request, which request shall contain, in bold, capital letters, the following:

“THIS NOTICE CONSTITUTES TENANT’S SECOND NOTICE OF ITS REQUEST FOR CONSENT TO A TRANSFER PURSUANT TO SECTION 10(c) OF THE LEASE; LANDLORD’S FAILURE TO RESPOND TO THIS NOTICE WITHIN TEN (10) BUSINESS DAYS SHALL BE DEEMED LANDLORD’S CONSENT TO THE REQUESTED TRANSFER.” If Landlord fails to respond to such second notice within ten (10) Business Days after receipt of such notice, Tenant’s request for the applicable Transfer shall be deemed approved.

(d) Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder.

(e) Cancellation. Landlord may, within thirty (30) days after submission of Tenant’s written request for Landlord’s consent to an assignment or a sublease of fifty percent (50%) or more of the Premises, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises, Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer, and Rent shall be reduced proportionately based on the remaining square footage in the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(f) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of all compensation received by Tenant for a Transfer over the Rent allocable to the portion of the Premises covered thereby, after deducting the following costs and expenses for such Transfer (which costs will be amortized over the term of the sublease or assignment pursuant to sound accounting principles and deducted monthly from such excess): (1) brokerage commissions (not to exceed commissions typically paid in the market at the time of such Transfer); (2) reasonable attorneys’ fees; and (3) the actual costs paid in making any improvements in the Premises required by any Transfer.

(g) Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (i) liable for any previous act or omission of Tenant under such sublease; (ii) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (iii) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (v) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(q). The provisions of this Section 10(q) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(h) Waiver. Tenant hereby waives any suretyship defenses it may now or hereafter have to an action brought by Landlord including those contained in Sections 2787 through 2856, inclusive, 2899 and 3433 of the California Civil Code, as now or hereafter amended, or similar laws of like import.

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(i) Permitted Transfers. Notwithstanding Section 10(a), Tenant may Transfer its interest in this Lease (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(i) an Affiliate of Tenant;

(ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of as of the date of mutual execution of this Lease, or the date immediately prior to such Transfer, whichever is greater; or

(iii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s equity interests or assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date of mutual execution of this Lease, or the date immediately prior to such Transfer, whichever is greater.

Tenant shall promptly notify Landlord of any such Permitted Transfer as soon as permitted by applicable Law. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Project, Landlord or other tenants of the Project. No later than five (5) Business Days prior to the effective date of any Permitted Transfer (unless prior delivery is prohibited by applicable Law, in which event Tenant shall deliver the following as soon as permitted by applicable Law), Tenant agrees to furnish Landlord with (A) a copy of the instrument effecting such Permitted Transfer, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with GAAP, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

11. Insurance; Subrogation; Indemnity.

(a) Tenant’s Insurance Coverages. Effective as of the earlier of: (i) the date Tenant enters or occupies the Premises; or (ii) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance of not less than $3,000,000 per occurrence, with an annual aggregate limit of not less than $5,000,000, which shall apply on a per location basis, or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Harvest, Cerberus and the Property Manager against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, with an additional insured endorsement in form CG 2026 04/13 (or another equivalent form approved in writing by Landlord); (B) Automobile Liability covering any owned, non-owned, leased, rented or borrowed vehicles of Tenant with limits no less than $1,000,000 combined single limit for property damage and bodily injury, naming Landlord, Harvest, Cerberus and the Property Manager as additional insureds; (C) Special Risk Property insurance, which shall include protection against loss or damage from earthquakes, covering the full value of all (x) Alterations installed by Tenant pursuant to Section 8(a) and (y) all furniture, trade fixtures and personal property in the Premises or otherwise placed on the Project by or on behalf of a Tenant Party; (D) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy); (E) worker’s compensation insurance in amounts not less than statutorily required, and Employers’ Liability insurance with limits of not less than $1,000,000; (F) business interruption insurance in an amount that will reimburse Tenant for all direct or indirect loss of income attributable to all perils insured against by Tenant’s property insurance coverage, including the prevention of use of or access to the Premises, naming Tenant, Landlord, Harvest, Cerberus and Landlord’s Mortgagee as loss payees with respect to loss of rents coverage; (G) in the event Tenant performs any Alterations or repairs in, on or to the Premises, Builder’s Risk Insurance on a Special Risk basis (including collapse) on a completed value (non-reporting) form, or by endorsement including such coverage pursuant to Section 11(a)(C) hereinabove, for the full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises; and (H) such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee of Landlord, may reasonably require from time to time. Tenant’s insurance shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, with an additional insured endorsement in form CG 2026 04/13 (or another equivalent form approved in writing by Landlord), and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to endeavor to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form reasonably satisfactory to Landlord, and issued by companies licensed to do business in the State of California and with a Best’s rating of A:VII or better. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, and such failure continues for more than five (5) days past written notice to Tenant, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord, within thirty (30) days of receipt of an invoice, the premium costs thereof, plus an administrative fee of ten percent (10%) of such cost. It is expressly understood and agreed that (1) the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease and (2) no lack or inadequacy of insurance by Tenant shall make Landlord subject to any claims by virtue of any theft, loss or damage to any uninsured or inadequately insured property.

(b) Landlord’s Insurance Coverages. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance in an amount of not less than $3,000,000 per occurrence, $5,000,000 annual aggregate. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including protection against loss or damage from earthquakes. Tenant shall pay Tenant’s Proportionate Share of the cost of all insurance carried by Landlord with respect to the Project as part of Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c) No Subrogation. Notwithstanding anything to the contrary herein, to the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant shall each agree to waive any right to recover against the other party (and the other party’s agents, officers, directors, members, partners, employees, subtenants and assignees) on account of any and all claims it may have against the other party (and the other party’s agents, officers, directors and employees) with respect to the insurance actually maintained, or required to be maintained hereunder, under Sections 11(a)(i) through (vi), inclusive, and to the extent proceeds are realized from such insurance coverage that are applied to such claims. Each policy described in this Lease shall contain a waiver of subrogation endorsement that provides that the waiver of any right to recovery shall not invalidate the policy in any way.

(d) Indemnity. Subject to Section 11(c), Tenant shall indemnify, defend (with counsel reasonably satisfactory to Landlord) and hold harmless the Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) and all losses and damages arising from: (1) any injury to or death of any person or the damage to or theft, destruction, loss or loss of use of any property or inconvenience arising from any occurrence in the Premises or the use of the Common Areas by any Tenant Party; or (2) Tenant’s failure to perform its obligations under this Lease, except to the extent any loss or damage is caused or alleged to be caused by the gross negligence or willful misconduct of Landlord or its agents. This indemnity shall survive the expiration or earlier termination of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend Landlord in such proceeding at its sole cost utilizing counsel reasonably satisfactory to Landlord.

12. Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a) Subordination. This Lease shall be subject and subordinate to any deed of trust, mortgage or other security instrument (each, as renewed, modified and/or extended from time to time, a “Mortgage”), or any ground lease, master lease, or primary lease (each, as renewed, modified and/or extended from time to time, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a

“Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section 12 shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) Business Days after written request therefor such commercially reasonable documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease. Notwithstanding any such subordination, Tenant’s right to possession of the Premises shall not be disturbed so long as Tenant is not in default under the terms of this Lease.

(b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c) Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant in writing, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d) Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than one (1) month in advance to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

13. Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit D. Landlord may, from time to time, change such rules and regulations for the safety, care or cleanliness of the Project, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall comply with all modifications to the rules and regulations upon receipt of written notice thereof. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party. In the event of any conflict between the terms of this Lease and such rules and regulations, the terms of this Lease shall control.

14. Condemnation. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking. If any material portion, but less than all, of the Building becomes subject to a Taking, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Building, the Land, and any other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have. If the Lease is not terminated, Landlord shall proceed with reasonable diligence to restore the remaining part of the Premises and the Building substantially to their former condition to the extent feasible to constitute a complete and tenantable Premises and Building; provided, however, that Landlord shall only be required to reconstruct building standard leasehold improvements existing in the Premises as of the date of the Taking, and Tenant shall be required to pay the cost for restoring any other leasehold improvements. In no event shall Landlord be required to spend more than the condemnation proceeds received by Landlord for such repair. The rights contained in this Section 14 shall be Tenant’s sole and exclusive remedy in the event of a taking or condemnation. Landlord and Tenant each waives the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.

15. Fire or Other Casualty. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall use commercially reasonable efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within two hundred seventy (270) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. If a Casualty damages the Premises or a material portion of the Building and (a) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (b) the damage occurs during the last twelve (12) months of the Term; (c) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (d) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements, Landlord shall not be required to repair or replace any Alterations within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement. The rights contained in this Section 15 shall be Tenant’s sole and exclusive remedy in the event of a Casualty. Tenant hereby waives the provisions of Sections 1932(2) and 1933(4) of the California Civil Code and the provisions of any successor or other law of like import.

16. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.

17. Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a) Payment Default. Tenant’s failure to pay Rent within three (3) days after Tenant’s receipt of Landlord’s written notice that the same is due; provided, however, Landlord shall not be obligated to provide written notice of failure to timely pay Rent more than once in any calendar year, and each subsequent failure to timely pay Rent shall be an Event of Default if Rent is not received within three (3) days after the same is due; provided further, such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure;

(b) Abandonment. Tenant abandons the Premises, abandonment being defined as Tenant’s vacation of persons and effects from all or substantially all of the Premises for a period of fourteen (14) or more consecutive days while in default in the payment of Rent;

(c) Insurance. Tenant fails to procure, maintain or deliver to Landlord evidence of the insurance policies and coverages as required under Section 8(b)(iii) and Section 11(a) and such failure continues for more than five (5) days past written notice to Tenant;

(d) Estoppel/Financial Statement/Commencement Date Memorandum. Tenant fails to provide: (i) any estoppel certificate after Landlord’s written request therefor pursuant to Section 25(d); (ii) any financial statement after Landlord’s written request therefor pursuant to Section 25(e); or (iii) the Commencement Date Memorandum in the form of Exhibit E as required by Section 3, and in each case such failure shall continue for five (5) calendar days after Landlord’s second (2nd) written notice thereof to Tenant;

(e) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c);

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(f) Parking Violations. Tenant fails to cure (or fails to cause to cure) a violation of the terms and conditions relating to parking within three (3) days after Landlord’s written notice thereof to Tenant;

(g) Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) days or more after Landlord has delivered to Tenant written notice thereof, which notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure; provided, however, if such default is of the type which cannot reasonably be cured within thirty (30) days, then Tenant shall have such longer time as is reasonably necessary provided Tenant commences to cure within thirty (30) days after receipt of written notice from Landlord and diligently prosecutes such cure to completion within ninety (90) days of such notice;

(h) Insolvency. The filing of a petition by or against Tenant or any guarantor hereunder: (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant or any such guarantor, then such filing shall not be an Event of Default unless Tenant (or such guarantor) fails to have the proceedings initiated by such petition dismissed within sixty (60) days after the filing thereof; and

(i) Failure to Obtain Landlord’s Consent. Tenant’s failure to obtain Landlord’s prior written consent for any matter as required under this Lease, including, without limitation, any Alteration or Transfer of this Lease, shall be deemed, without the need for any notice from Landlord, an immediate Event of Default.

18. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a) Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall immediately surrender the Premises to Landlord and Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss Tenant proves reasonably could have been avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves reasonably could be avoided; plus (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom; plus (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in clauses (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Default Rate. As used in clause (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

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Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. Tenant hereby waives for Tenant and for all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease. If Landlord elects to proceed under this Section 18(a), Landlord may remove all of Tenant’s property from the Premises (which shall be deemed abandoned by Tenant) and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. If and to the extent required by applicable Law, Landlord shall use commercially reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to expend funds in connection with reletting the Premises, nor to relet the Premises before leasing other portions of the Building, and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder.

(b) Continue Lease in Effect. In addition to all other rights and remedies provided Landlord in this Lease and by Law, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover Rents as they become due if Tenant has the right to sublet or assign the Lease, subject to reasonable limitations).

(c) Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate.

(d) Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

(e) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(f) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses incurred) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) repairing, restoring, altering or otherwise putting the Premises into condition acceptable for leasing to prospective tenants; (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies and recourses arising out of the Event of Default.

(g) No Designation. To the extent allowed by Law, if Tenant is in arrears in payment of Rent, Tenant waives its right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which any such payments shall be credited.

(h) No Counterclaims. To the extent allowed by Law, Tenant shall not interpose any counterclaim (other than a compulsory counterclaim) in any summary proceeding commenced by Landlord to recover possession of the Premises and shall not seek to consolidate such proceeding with any action which may have been or will be brought by Tenant or any other person or entity.

(i) Attorneys’ Fees. If either Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. Landlord shall be entitled to reasonable attorneys’ fees and costs incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

(j) Waiver of Trial by Jury. Landlord and Tenant each knowingly, voluntarily and intentionally waive the right to a trial by jury with respect to any litigation arising out of this Lease.

19. Landlord Defaults; Landlord’s Liability. Landlord shall not be in default under this Lease unless Landlord has failed to begin and pursue with reasonable diligence the cure of any failure of Landlord to meet its obligations under this Lease within thirty (30) days of the receipt by Landlord of written notice from Tenant specifying Landlord’s alleged failure to perform (and an additional reasonable time after such receipt if (i) such failure cannot be cured within such thirty (30)-day period, and (ii) Landlord commences curing such failure within such thirty (30)-day period and thereafter diligently pursues the curing of such failure). In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default. Tenant waives such remedies of termination or rescission and agrees that Tenant’s remedies for default under this Lease and for breach of any promise or inducement are limited to a suit for damages and/or injunction. In addition, Tenant shall, prior to the exercise of any such remedies, provide each Landlord’s Mortgagee (in each instance, only as to those entities of which Tenant has written notice of their interest) with written notice and reasonable time to cure any default by Landlord. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Project shall be limited to Tenant’s actual direct, but not consequential (or other speculative) damages therefor and shall be recoverable only from the interest of Landlord in the Project, and Landlord and its partners, shareholders or members shall not be personally liable for any deficiency.

20. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over: (a) Tenant shall pay, in addition to the other Rent, Base Rent equal to (i) one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term for the first thirty (30) days of holdover, and (ii) two hundred percent (200%) of the Base Rent payable during the last month of the Term for any holdover period thereafter; and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 20 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. Notwithstanding the foregoing, if Tenant holds over with Landlord’s express written consent, then Tenant shall be a month-to-month tenant and Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred twenty five percent (125%) of the Base Rent payable during the last month of the Term.

21. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or earlier termination of this Lease, Tenant shall: (i) deliver the Premises to Landlord with all improvements located therein in good repair and condition, broom-clean, free of Hazardous Materials placed on the Premises by Tenant or a Tenant Party during the Term, reasonable wear and tear (and condemnation and Casualty damage, as to which Section 14 and Section 15 shall control) excepted; (ii) remove any Alterations installed in the Premises in accordance with the provisions of Section 8(a) above; (iii) remove all unattached trade fixtures, furniture and personal property placed in the Premises by Tenant; and (iv) deliver to Landlord all keys (including electronic card keys) to the Premises and the Building. Tenant, at Tenant’s sole expense, shall remove all wiring and cabling installed by or on behalf of Tenant to the main point of entry. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.

22. Certain Rights Reserved by Landlord. Landlord shall have the following rights: (i) upon at least 24 hours’ prior written notice (email notice being acceptable), to perform maintenance and repairs, and to make inspections, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) for any of the foregoing purposes and, during the performance of any such work therein, to temporarily close doors, lobbies, public space and corridors in the Building; (iii) upon at least 24 hours’ prior written notice (email notice being acceptable), to interrupt or temporarily suspend Building services and facilities as reasonably necessary; (iv) to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms or other public parts of the Building; (v) to take such reasonable access control measures as Landlord deems advisable; provided, however, that any such access control measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party or of Tenant’s personal property, and that all such security matters are the sole responsibility of Tenant; (vi) to require the evacuation of the Building for cause, suspected cause, or for drill purposes; (vii) to temporarily deny access to the Building and to close the Building after Normal Business Hours and on Saturdays, Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after Normal Business Hours pursuant to such reasonable rules and regulations as Landlord may prescribe from time to time; (viii) to enter the Premises at all reasonable hours to perform Landlord’s repair and maintenance obligations under this Lease or to perform environmental testing; (ix) upon at least 24 hours’ prior written notice (email notice being acceptable), to enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; (x) at any time during the last six (6) months of the Term or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants; and (xi) to change the name and/or street address of the Building. In conducting the foregoing activities, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations and access to the Premises and parking areas. With respect to all of the foregoing, Landlord shall retain a key for all of the doors for the Premises, excluding Tenant’s vaults, safes and files. Landlord shall have the right to use any and all means to open the doors to the Premises in an emergency in order to obtain entry thereto without liability to Tenant therefor. Any entry to the Premises by Landlord by any of the foregoing means, or otherwise, in conformance with this Section 22, shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or an eviction, partial eviction or constructive eviction of Tenant from the Premises or any portion thereof, and shall not relieve Tenant of its obligations hereunder.

23. Substitution of Space. Landlord may, at Landlord’s expense, upon not less than ninety (90) days’ notice to Tenant, relocate Tenant within the Building to space which is comparable in size, condition, improvements, layout and access to the Premises. If Landlord relocates Tenant, Landlord shall reimburse Tenant for Tenant’s reasonable out of pocket expenses for moving Tenant’s furniture, equipment, and supplies from the Premises to the relocation space and for reprinting Tenant’s stationery of the same quality and quantity as Tenant’s stationery supply on hand immediately before Landlord’s notice to Tenant of the exercise of this relocation right. Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of the Lease shall remain in full force and shall apply to the relocation space, it being agreed that if the size of the new premises is larger than the size of the original Premises, Tenant’s Base Rent shall not be adjusted; however, if the size of the new premises is smaller than the size of the original Premises, Tenant’s Base Rent shall be decreased. No amendment or other instrument shall be necessary to effectuate the relocation contemplated by this Section; however, if requested by Landlord, Tenant shall execute an appropriate amendment document within ten (10) days after Landlord’s written request therefor. If Tenant fails to execute such relocation amendment within such time period, or if Tenant fails to relocate within the time period stated in Landlord’s relocation notice to Tenant, then Landlord may terminate this Lease by notifying Tenant in writing thereof at least thirty (30) days prior to the termination date contained in Landlord’s termination notice. Time is of the essence with respect to Tenant’s obligations under this Section.

24. Hazardous Materials.

(a) Compliance with Laws. During the Term of this Lease, Tenant shall comply with all Environmental Laws (as defined in Section 24(i) below) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws, and will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.

(b) No Generation. Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 24(i) hereof) on the Premises, or the Project, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Project except for limited quantities of household cleaning products and office supplies used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and used and stored in compliance with all applicable Environmental Laws.

(c) Environmental Assessment. At any time and from time to time during the Term of this Lease, Landlord may perform an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises. Subject to Section 22 above, Tenant shall grant and hereby grants to Landlord and its agents access to the Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment. If such assessment report indicates the presence of Hazardous Materials caused or permitted by Tenant or any Tenant Party, then such report shall be at Tenant’s sole cost and expense, and the cost of such assessment shall be immediately due and payable within thirty (30) days of receipt of an invoice therefor.

(d) Environmental Claims. Tenant will promptly advise Landlord in writing upon becoming aware of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 24(i) below) against Tenant relating to the Premises or the Project; (2) any condition or occurrence on the Premises or the Project that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Project. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

(e) Intentionally Deleted.

(f) Indemnity. Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from

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(a) the actual or alleged presence of Hazardous Materials on the Project which is caused or permitted by Tenant or a Tenant Party and (b) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”). The provisions of this Section 24 shall survive the expiration or sooner termination of this Lease.

(g) Payment on Indemnified Matters. To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnitees.

(h) Interest. All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.

(i) Definitions. (a) “Hazardous Materials” means: (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the

Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; and (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

25. Miscellaneous.

(a) Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord transfers its interest in the Lease, Landlord may assign the Letter of Credit (and any Drawn Amount) to the transferee and, upon such transfer (and the delivery to Tenant of an acknowledgment of the transferee’s responsibility for the Letter

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of Credit and any Drawn Amount if required by Law), Landlord thereafter shall have no further liability for the return of the Letter of Credit and any Drawn Amount. Furthermore, if Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

(b) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than the brokers identified in the Basic Lease Information (the “Brokers”). Landlord shall pay commissions to such Brokers pursuant to a separate written agreement. Each of Landlord and Tenant shall indemnify, defend and hold the other harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through or under the indemnifying party. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

(c) Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of such party.

(d) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a written request therefor, a commercially reasonable estoppel certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant shall be in the form attached hereto as Exhibit F. Tenant’s failure to execute and deliver such certificate within ten (10) days of Landlord’s request shall be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as may be represented in the certificate.

(e) Financial Statements. Within fifteen (15) days after Landlord’s written request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building; (2) to Landlord’s advisors and consultants; (3) in litigation between Landlord and Tenant; and (4) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25(e) more than once in any twelve (12)-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

(f) Notices. All notices and other communications given pursuant to this Lease shall be in writing, shall be addressed to the parties hereto at the respective addresses specified in the Basic Lease Information, and shall be: (i) hand delivered; or (ii) sent by a nationally recognized overnight courier service for next Business Day delivery. All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service for next Business Day delivery. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g) Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(h) Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns.

(i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through or under Landlord, subject to the terms and conditions of this Lease.

(j) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California. Venue for all legal proceedings concerning this Lease shall be with the state and federal courts located in the county in which the Project is located.

(k) No Recording. Tenant shall not record this Lease or any memorandum of this Lease.

(l) Time of Essence. Time is of the essence with respect to each provision of this Lease.

(m) Joint and Several Liability. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(n) Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(o) Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent, except (i) to Tenant’s financial and legal advisors, (ii) to Tenant’s investors and lenders or potential investors and lenders, (iii) to a transferee or potential transferee in connection with a Transfer, (iv) as required by applicable Law, (v) in connection with litigation between Landlord and Tenant, and (vi) if Tenant is a publicly-traded entity, in connection with public filings required by Law. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

(p) Authority. Landlord and Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to the other party that it is a duly formed and existing entity qualified to do business in the State of California, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on its behalf is authorized to do so.

(q) Renovation of Protect. Tenant acknowledges that Landlord has the right to renovate or remodel the Project or any portion thereof, and in such event portions of the Project may from time to time be under construction following Tenant’s occupancy of the Premises; Tenant acknowledges that any such construction may result in levels of noise, dust and obstruction of access which are in excess of that present in a fully-constructed project. In connection with such construction, Landlord may, among other things, erect scaffolding or other necessary structures at the Project. Landlord shall use commercially reasonable efforts to minimize interference with or disruption to the operation of Tenant’s business in the Premises during the performance of the any such work; provided, however, that Landlord shall be permitted to perform the work during normal business hours and shall not be required to pay for overtime labor nor shall Tenant be entitled to any abatement of Rent in connection with the performance of any such work. Tenant acknowledges that, notwithstanding Landlord’s efforts to minimize interference with the operation of Tenant’s business in the Premises during the performance of such work, the work may nonetheless interfere with or disrupt the conduct of Tenant’s business at the Premises. Tenant agrees not to assert (and hereby waives) any and all claims of constructive eviction, or for damage to or interference with Tenant’s business, or for inconvenience or annoyance which may arise in connection with or as a result of such work.

(r) OSHA Regulations. Tenant acknowledges that it has been notified of the presence or potential presence of asbestos-containing materials (“ACM”) and materials designated by the Occupational Safety and Health Administration (“OSHA”) as presumed asbestos-containing materials (“PACM”) located in the Premises, the Building or the Project. The following materials must, in accordance with OSHA regulations, be treated as PACM: any thermal system insulation and surfacing material that is sprayed on, troweled on, or applied in some other manner, as well as any resilient flooring material installed in 1980 or earlier. Upon written request by Tenant, Landlord shall provide Tenant with copies of any information pertaining to ACM or PACM in Landlord’s files.

(s) Disclaimers. Landlord and Tenant expressly disclaim any implied warranty that the Premises are suitable for Tenant’s intended commercial purpose, and Tenant’s obligation to pay Rent hereunder is not dependent upon the condition of the Premises or the performance by Landlord of its obligations hereunder, and, except as otherwise expressly provided herein, Tenant shall continue to pay the Rent, without abatement, demand, setoff or deduction, notwithstanding any breach by Landlord of its duties or obligations hereunder, whether express or implied. Furthermore, Tenant does not rely on, nor does Landlord make any representation regarding any specific tenant or number of tenants occupying space in the Project at any time.

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(t) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(u) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(v) Civil Code Section 1938 Advisory. Landlord and Tenant acknowledge and agree that the Premises have not been inspected by a Certified Access Specialist (“CASp”) pursuant to Section 1938 of the Civil Code (“Code”). The parties further agree, pursuant to subdivision (e) of Section 55.53 of the Code the following:

(i) A CASp can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of Tenant, if requested by the Tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of the construction-related accessibility standards within the Premises.

(ii) Pursuant to the paragraph above, the parties expressly agree that, if Tenant elects to obtain a CASp inspection of the Premises, Tenant shall be solely responsible for scheduling the inspection and that such inspection shall not unreasonably interfere with the operations of the Premises and/or Building or disturb any other tenant or occupant. Tenant shall be solely responsible for any and all costs to perform the CASp inspection, including any ancillary costs relating thereto. If the results of the inspection determine that modifications or alterations are required to meet all applicable construction-related accessibility standards, Tenant agrees to perform such work, in its sole cost and expense and provided approvals from Landlord are obtained under Section 8 of the Lease, as required. Tenant agrees that all work shall be performed in a first class manner in compliance with all laws and using best efforts to minimize any disruption to the Building and other tenants or occupants, if applicable. Furthermore, Tenant agrees that any report that is generated as a result of an inspection pursuant to this section and all information contained therein, shall remain confidential, except as necessary for Tenant to complete repairs and/or correct violations, as agreed herein.

(w) Proposition 65. Tenant acknowledges and agrees that it is exclusively responsible for compliance with California’s Safe Drinking Water and Toxic Enforcement Act of 1986 (known as Proposition 65) on the Premises. Tenant specifically agrees that it is responsible to determine whether the Premises require Proposition 65 warning(s), and when warning obligation(s) are triggered, Tenant must provide clear and reasonable Proposition 65 warnings to persons as provided in the Proposition 65 statutes and regulations. Both parties expressly acknowledge that Landlord is not responsible to assess the Premises for compliance with Proposition 65 or review the adequacy of warnings provided by Tenant. To the extent the Premises are leased to Tenant with Proposition 65 warnings already thereon, these warnings are not a representation by Landlord that the Premises are currently compliant with Proposition 65, and Tenant expressly agrees it retains responsibility to maintain, update, and supplement those warnings, as is necessary for compliance.

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(x) Parking. Tenant shall use no more than the number of parking spaces set forth in the Basic Lease Information, subject to Tenant’s compliance with the terms and conditions set forth on the attached Exhibit D and shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established; provided, however, if at any time during the Term, Tenant ceases to pay any amounts owed for one (1) or more of the parking spaces provided to Tenant, then Tenant shall have no further right to use such parking space(s).

(y) Conference Room. Landlord currently operates a shared conference facility (the “Conference Center”) on the ground floor of the Building, which Conference Center is currently available for use by all tenants of the Building, at the current rates set by Landlord from time to time in its sole and absolute discretion, on a first come, first serve basis. So long as Landlord continues to offer the Conference Center for non-exclusive use by tenants of the Building, and provided there is no Event of Default, Tenant shall have a non-exclusive right to use the Conference Center, subject to availability, as determined by Landlord in its sole and absolute discretion. Such right to use the Conference Center shall be subject to all rules and regulations regarding the use of the Conference Center as Landlord may impose from time to time, including, without limitation, restrictions on frequency, hours and length of use, payment of a fee for such and cleaning and trash dispensing requirements. Tenant acknowledges, understands and agrees that Landlord makes no representation or warranty to Tenant that Landlord will continue to provide the Conference Center throughout the Term of this Lease or that the Conference Center will be available for use by Tenant at any particular time or from time to time.

(z) Fitness Center. Tenant and its employees, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Fitness Center located in the Building as constituted from time to time, such use to be in common with Landlord, other tenants in the Project and other persons permitted by Landlord to use the same. Tenant hereby agrees and acknowledges that such use is expressly conditioned upon Tenant assuming all risks of using the fitness Center and the equipment therein. Moreover, Tenant acknowledges that in consideration for being permitted to use the Fitness Center, Tenant shall be entirely responsible for all risk and liability associated therewith and agrees to indemnify, defend and hold Landlord and the Indemnitees harmless against any loss, liability or damage resulting from such use of the Fitness Center.

26. USA Patriot Act and Anti-Terrorism Laws.

(a) Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor, to its knowledge, any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).

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(b) Tenant covenants with Landlord that neither Tenant nor, to its knowledge, any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.qov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v) above.

(c) At any time and from time to time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 26.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	DC STATION OWNER, LLC, a Delaware limited liability company

	By:	/s/ Griff King
	Name:	Griff King
	Title:	Vice President

	By:	/s/ Thomas Wagner

Name:	Thomas Wagner
Title:	Vice President

Execution Date: March 2, 2020

TENANT:	SPRUCE BIOSCIENCES, INC., a Delaware corporation

	By:	/s/ Richard King
	Name:	Richard King
	Title:	Chief Executive Officer

	By:	/s/ M. C. Grey
	Name:	M. C. Grey
	Title:	Chairman

Execution Date: 2/26/2020, 2020

[If Tenant is a corporation, Tenant should have one officer from each of the following categories sign for Tenant: (a) a president, vice president or chairman of the board and (b) a secretary, assistant secretary, chief financial officer or assistant treasurer (unless the Lease is returned accompanied by a corporate resolution identifying a single authorized signatory).]

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EXHIBIT A

DIAGRAM OF PREMISES

A-1

EXHIBIT B

STANDARDS FOR SERVICES AND UTILITIES

The following Standards for Services and Utilities are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto. As long as no Event of Default has occurred and is continuing under any of the terms of this Lease, Landlord shall use all reasonable efforts to:

(a) Provide janitorial services to the Premises on Business Days, provided the same are kept reasonably in order by Tenant, and such window washing as may from time to time be reasonably required. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish typical of the use of the Premises as offices.

(b) Replace standard light bulbs and fluorescent tubes, provided that Landlord’s standard charge for such bulbs and tubes shall be paid by Tenant.

(c) Provide reasonable lighting to the Building lobby, elevator lobbies, stairwells, hallways and restrooms at all times.

(d) Furnish water to the public areas for drinking and lavatory purposes only.

(e) Provide non-attended automatic elevator facilities during Normal Business Hours, and have one elevator available at all other times.

(f) During Normal Business Hours (and at other times for a reasonable additional charge established by Landlord for the Project from time to time), ventilate the Premises and furnish heat or air conditioning on such days and hours when, in the reasonable judgment of Landlord, it may be required for the comfortable occupancy of the Premises. Tenant agrees to cooperate with Landlord with respect to, and to abide by all reasonable regulations and requirements which Landlord may prescribe for, the proper functioning and protection of the Building HVAC system. Tenant agrees that neither Tenant nor any Tenant Party shall at any time enter mechanical installations or facilities of the Project or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. If Tenant uses machines or equipment in the Premises or any server room which affect the temperature otherwise maintained by the air conditioning system, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises or the server room (including supplemental metering devices), and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant’s adjustment of room thermostats or Tenant’s failure to comply with its obligations under this section; such work shall be charged at hourly rates equal to then current journeymen’s wages for air conditioning mechanics.

(g) Furnish to the Premises, during Normal Business Hours, electric current sufficient for normal office use. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond Normal Business

Hours, to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt hour charged to the Building during the period. Under such circumstances, Landlord may install a separate meter for electrical usage at Tenant’s cost. If a separate meter is not installed, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, as established by an independent licensed engineer. Said estimates shall be reviewed and adjusted quarterly. Tenant agrees not to use any apparatus or device in, upon or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said

Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without the prior written consent of Landlord. Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights therein granted for such breach. At all times Tenant’s use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation and Tenant shall not install or use or permit the installation or use of any computer larger than personal computers or electronic data processing equipment in the Premises, without the prior written consent of Landlord. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs or expenses, or interfere with or disturb other tenants of the Project.

Landlord reserves the right to stop service of the elevator, plumbing, HVAC, electric or any of the other Building’s Systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, until said repairs, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, HVAC, electric or any other Building service, when prevented from so doing by strike or accident or by any cause beyond Landlord’s reasonable control, or by laws, rules, orders, ordinances, regulations or requirements of any federal, state, county or municipal authority or failure of electricity, gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain electricity, gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord’s reasonable control.

Heating, ventilation, air conditioning or electric lighting service throughout the Premises and electrical facilities to provide sufficient power for copy machines, facsimile machines, standard size personal computers and other standard office machines of similar low electrical consumption, but not including electricity required for special lighting in excess of Building standards, and any other item of electrical equipment which consumes electricity in amounts in excess of standard office equipment, as reasonably determined by Landlord (“Extra Electrical Service”) provided by Landlord to Tenant (i) during hours other than the Building hours of operation specified in the rules and regulations for the Building, which shall provide for Building hours of operation of 8:00 a.m. to 6:00 p.m., Monday through Friday (excluding holidays observed by the federal government), or (ii) on Saturdays, Sundays, or holidays, all said heating, ventilation, and air conditioning or extra electrical service to be furnished solely upon the prior written request of Tenant submitted during business hours to Landlord at least 24 hours in advance of the time such service is needed, or pursuant to such other procedures (which may permit less than 24 hours notice) as may be established from time to time by Landlord for the Building (such after-hour HVAC, shall be billed at Landlord’s commercially reasonable standard rates).

If any supplemental HVAC unit (a “Unit”) exclusively serves the Premises, then (a) Tenant shall pay the costs of all electricity consumed in the Unit’s operation, together with the cost of installing a meter to measure such consumption; (b) Tenant, at its expense, shall (i) operate and maintain the Unit in compliance with all applicable laws and such reasonable rules and procedures as Landlord may impose; (ii) keep the Unit in as good working order and condition as existed upon installation (or, if later, when Tenant took possession of the Premises), subject to normal wear and tear; (iii) maintain in effect, with a contractor reasonably approved by Landlord, a contract for the maintenance and repair of the Unit, which contract shall require the contractor, at least once every three (3) months, to inspect the Unit and provide to Tenant a report of any defective condition, together with any recommendations for maintenance, repair or parts replacement; (iv) follow all reasonable recommendations of such contractor; and (v) promptly provide to Landlord a copy of such contract and each report issued thereunder; (c) the Unit shall become Landlord’s property upon the expiration or earlier termination of this Lease and without compensation to Tenant; provided, however, that upon Landlord’s request prior to the expiration or earlier termination of this Lease, Tenant, at its expense, shall remove the Unit and repair any resulting damage (and if Tenant fails to timely perform such work, Landlord may do so at Tenant’s expense); (d) if the Unit exists on the date of mutual execution and delivery of this Lease, Tenant accepts the Unit in its “as is” condition, without representation or warranty as to quality, condition, fitness for use or any other matter; (f) If the Unit connects to the Building’s condenser water loop (if any), then Tenant shall pay to Landlord, as Additional Rent, Landlord’s standard one-time fee for such connection and Landlord’s standard monthly per-ton usage fee; and (g) if any portion of the Unit is located on the roof, then (i) Tenant’s access to the roof shall be subject to such reasonable rules and procedures as Landlord may impose; (ii) Tenant shall maintain the affected portion of the roof in a clean and orderly condition and shall not interfere with use of the roof by Landlord or any other tenants or licensees; and (iii) Landlord may relocate the Unit and/or temporarily interrupt its operation, without liability to Tenant, as reasonably necessary to maintain and repair the roof or otherwise operate the Building.

EXHIBIT C

WORK LETTER

1. Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their “AS IS” condition on the date that this Lease is entered into.

2. Space Plan. On or before the execution of this Lease, Tenant has delivered to Landlord a space plan depicting improvements to be installed in the Premises, which plan is attached hereto as Schedule 1 to this Exhibit (the “Space Plan”).

3. Working Drawings.

(a) Preparation and Delivery. Following the date on which this Lease is fully executed by both Landlord and Tenant, Landlord shall cause to be prepared final working drawings of all improvements to be installed in the Premises and deliver the same to Tenant for its review and approval, which approval shall not be unreasonably withheld, delayed or conditioned.

(b) Approval Process. Tenant shall notify Landlord whether it approves of the submitted working drawings within four (4) Business Days after Landlord’s submission thereof. If Tenant disapproves of such working drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five (5) Business Days after such notice, revise such working drawings in accordance with Tenant’s objections and submit the revised working drawings to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted working drawings within three (3) Business Days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Landlord and Tenant. If Tenant fails to notify Landlord that it disapproves of the initial working drawings within four (4) Business Days (or, in the case of resubmitted working drawings, within three (3) Business Days) after the submission thereof, then Tenant shall be deemed to have approved the working drawings in question. Any delay caused by Tenant’s unreasonable withholding of its consent or delay in giving its written approval as to such working drawings shall constitute a Tenant Delay Day (defined below). If the working drawings are not fully approved (or deemed approved) by both Landlord and Tenant by the fifteenth (15th) Business Day after the delivery of the initial draft thereof to Tenant, then each day after such time period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day.

(c) Landlord’s Approval; Performance of Work. After the Working Drawings (as defined below) have been achieved, Landlord shall, at its sole cost except as set forth herein, cause the Work to be performed in substantial accordance with the Working Drawings, in a good, workmanlike manner and in accordance with applicable Laws, using contractors and subcontractors selected by Landlord. Landlord shall be responsible for complying with the accessibility standards established by Daly City, California pursuant to applicable Law to the extent such compliance is required to Substantially Complete the Work. As used herein, “Working Drawings” shall mean the final working drawings prepared by Landlord and approved (or deemed approved) by Tenant, as amended from time to time by any approved changes thereto, and “Work” shall mean all improvements to be constructed by Landlord in accordance with and as indicated on the Working Drawings. Landlord’s approval of the Working

Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof.

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4. Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building’s Common Areas or elevator lobby areas, or (b) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion.

5. Definitions. As used herein, a “Tenant Delay Day” shall mean each day of delay in the performance of the Work beyond the Estimated Delivery Date that occurs (a) because of Tenant’s failure to timely deliver or approve any required documentation such as the Space Plans or Working Drawings in accordance with Section 3(b) of this Exhibit C, (b) because of any change by Tenant to the Space Plans or Working Drawings, (c) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials, or (d) because of other acts or omissions by Tenant or its agents that actually delays the Work, where such actions or omissions continue for more than one (1) day following written or oral notice from Landlord. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises has been performed in substantial accordance with the Working Drawings, as reasonably determined by Landlord (other than any details of construction, mechanical adjustment or other similar matter, the noncompletion of which does not materially interfere with Tenant’s use or occupancy of the Premises) and that Tenant has the legal right to occupy the Premises for the Permitted Use. Notwithstanding anything to the contrary contained in the Lease, Tenant shall be liable for all costs incurred by Landlord in connection with any Tenant Delay Day and shall reimburse such costs to Landlord within five (5) Business Days following Landlord’s demand. Each day of delay beyond such five (5) Business Day period that Tenant fails to reimburse Landlord shall be deemed a Tenant Delay Day. Without limiting Landlord’s rights and remedies, Landlord shall have the right to cease construction without any liability or penalty until Tenant cures any delay by Tenant.

6. Walk-Through; Punchlist. When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and within three (3) Business Days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within thirty (30) days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

7. Costs. Landlord shall bear the entire cost of performing the Work depicted on the Space Plan initially submitted to and approved by Landlord, subject to Landlord’s Contribution (as defined below). Tenant shall bear any Tenant’s Costs (as defined below) and shall pay Landlord an amount equal to fifty percent (50%) of the estimated Tenant’s Costs upon Landlord’s demand; Tenant shall pay to Landlord the remaining portion of Tenant’s Costs upon Substantial Completion of the Work. In consideration for Landlord’s management and supervision for services performed in connection with the Work, Tenant shall pay to Landlord a construction management fee equal to three percent (3%) of Tenant’s Costs specified in this Section 7.

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8. Construction Cost Allocation.

(a) Landlord’s Contribution. Notwithstanding anything to the contrary contained in the Lease or this Work Letter, Landlord’s total contribution toward the cost of the Tenant Improvements shall not exceed the cost of performing the improvements set forth in the Space Plan using Building standard materials, methods, quantities and finishes (“Landlord’s Contribution”). In no event shall Landlord be liable for any cost in excess of Landlord’s Contribution, it being agreed by the parties that such excess costs shall be Tenant’s responsibility.

(b) Tenant’s Costs. Tenant shall be responsible for all costs in excess of Landlord’s Contribution, caused by any reason, including, without limitation, (i) any change, supplements, substitutions or alternates to the scope of the Tenant Improvements requested by Tenant or required as a result of Tenant’s revisions thereto or suggested by Landlord’s contractor or architect, (ii) any Tenant Delay Days, or (iii) any non-Building Standard materials, methods, quantities or finishes (“Tenant’s Costs”). As used herein, “Building Standard” shall mean and refer to the materials, methods, quantities and finishes typically used by Landlord in connection with the improvement of tenant spaces in the Building, as determined by Landlord from time to time.

(c) Payment of Tenant’s Costs. Tenant shall pay all such Tenant’s Costs to Landlord within ten (10) Business Days following Landlord’s written request and submittal of documentation evidencing the cost thereof. Landlord shall not be required to commence or continue, as the case may be, construction of the Tenant Improvements until receipt of Tenant’s payment of Tenant’s Costs, and each day of delay resulting therefrom shall be deemed a Tenant Delay Day and, at the election of Landlord, shall be deemed an Event of Default under the Lease. At the option of Landlord, amounts payable by Tenant pursuant to this Section shall be paid directly to the contractor or such other party as Landlord may designate in writing. If Tenant fails to pay Tenant’s Costs within such five (5) Business Day period, Tenant shall be deemed to have withdrawn its request for all items which resulted in Tenant’s Costs, and Landlord may proceed with construction of the Tenant Improvements using materials and methods and quantities Landlord deems reasonable.

9. Construction Management. Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to three percent (3%) of Tenant’s Costs specified in Section 7.

10. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Construction Manager
c/o Harvest Properties, Inc.
Email:

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________________________
Tenant’s Representative:	c/o_____________________
________________________
________________________
Telephone:_______________
Email:___________________

11. Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8(a) and 21 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

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SCHEDULE 1

SPACE PLAN

SUITE 6XX RECEPTION
OFFICE
OFFICE
OFFICE
EXEC. OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
COPY
STORAGE
OPEN OFFICE
BREAK
MED. MEETING
BOARD ROOM
MED. MEETING
OFFICE
PHONE
PHONE
SM. MEETING

Peninsula priced as Tenant alternate

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EXHIBIT C-1

CONTRACTOR RULES AND REGULATIONS

Any and all Alterations, improvements or additions performed by Tenant will be performed in accordance with this Exhibit C-1, and any modifications thereto by Landlord, notwithstanding any more permissive local building codes or ordinances. For the avoidance of doubt, Landlord is managing the Work and, therefore, Tenant shall have no responsibility whatsoever for compliance with this Exhibit C-1 with respect to the Work.

1.	WORK APPROVAL

The general contractor (“Contractor”) and all subcontractors must be approved to conduct their trades in the jurisdiction in which the Building is located by any and all governmental entities with such authority. Tenant or Contractor must provide Landlord with names, addresses and phone numbers for all subcontractors prior to commencement of work by the subcontractor. Construction drawings must be approved by Landlord prior to the start of construction. All projects shall be reviewed for potential impact to reduction targets and environmental programs. An agent or representative of Contractor must be present on the site at all times when work is in process.

2.	INSURANCE

Prior to commencement of work, Contractor shall provide to Landlord a certificate of insurance in the form of an ACORD certificate with the approved limits of coverage and additional insureds as provided in Sections 23 and 24 of these rules and regulations.

3.	PERMITS

Permits and licenses necessary for the onset of all work shall be secured and paid for by Contractor and posted as required by applicable Law. Building hot work permits must be issued for all braising or use of flames or sparks.

4.	INSPECTIONS

All inspections which must be performed by testing any or all of the life safety system, e.g., alarms, annunciator, voice activated, strobe lights, etc., must be performed prior to 7:00 a.m. or after 6:00 p.m., and the on-site engineer must be present. At least 48 hours’ notice must be provided to the Property Manager and the on-site engineer advising that an inspection has been requested.

5.	NON-CONSTRUCTION AREAS

Contractor shall take all necessary precautions to protect all areas outside of the work area and shall repair or replace damaged property without cost to Landlord.

6.	EROSION AND SEDIMENT CONTROL

Contractor agrees to provide a management plan prior to any exterior ground work being performed to prevent loss of soil during construction by stormwater runoff and/or wind erosion, including protecting topsoil by stockpiling for reuse, preventing sedimentation of storm sewer or receiving streams, and preventing pollution of the air with dust and particulate matter. Contractor shall log building operations and maintenance activity to ensure that the plan has been followed.

C-1-1

7.	GREEN BUILDINGS

Contractor agrees to incorporate Sustainability Standards into the preparation of the Plans and Specifications, including, without limitation, those “Energy and Sustainability Construction Guidelines and Requirements” attached hereto as Exhibit C-2, when such compliance will not cause a material increase in Construction Costs.

8.	WATER AND ELECTRICITY

Sources of water and electricity will be furnished to Contractor without cost, in reasonable quantities for use in lighting, power tools, drinking water, water for testing, etc. “Reasonable quantities” will be determined on a case-by-case basis, but are generally intended to mean quantities comparable to the water and electrical demand Tenant would use upon taking occupancy. Contractor shall make all connections, furnish any necessary extensions, and remove same upon completion of work.

9.	DEMOLITION AND DUSTY WORK

Demolition of an area in excess of 100 square feet must be performed before 7:00 a.m. or after 6:00 p.m. Contractor shall notify the Building engineer’s office at least one full Business Day prior to commencement of extremely dusty work (sheet rock cutting, sanding, extensive sweeping, etc.) so arrangements can be made for additional filtering capacity on the affected HVAC equipment. Failure to make such notification will result in Contractor incurring the costs to return the equipment to its proper condition. All lights must be covered during high dust construction due to a plenum return air system.

10.	CONSTRUCTION MANAGEMENT PLAN FOR INDOOR AIR QUALITY

Contractor agrees to develop and implement an Indoor Air Quality (IAQ) Management Plan for the construction and occupancy phases of the area being built out as follows:

•

During construction, meet or exceed the recommended Design Approaches of the Sheet Metal and Air Conditioning National Contractors Association (SMACNA) IAQ Guideline for Occupied Buildings Under Construction, 1995, Chapter 3.

•	Protect stored on-site or installed absorptive materials from moisture damage.

•	If air handlers must be used during construction, use filtration media with a Minimum Efficiency Reporting Value (MERV) of 8 at each return air grill, as determined by ASHRAE 52.2-1999.

•	Replace all filtration media immediately prior to occupancy.

•

Make every reasonable effort to minimize the off-gassing of volatile organic compounds used in construction materials within the Building. Efforts may include the use of no- and low-VOC products and materials, allowing products to off-gas before being brought into the Building, and flushing out the space with outside air or air purifiers.

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11.	WATER USE EFFICIENCY

Contractor agrees to comply with the following:

•	Maintain maximum fixture water efficiency within the Building to reduce the burden on potable water supply and wastewater systems.

•

Keep fire systems, domestic water systems, and landscape irrigation systems as separate systems to be maintained and metered separately. Modifications to the water systems must maintain the integrity of these three systems.

•	Submeter process water used directly by tenant and for the sole benefit of tenant.

•	Irrigation lines are not to be connected to domestic supply lines.

12.	REMOVAL OF WASTE MATERIALS

Any and all existing building materials removed and not reused in the construction shall be disposed of by Contractor as waste or unwanted materials, unless otherwise directed by the Property Manager. Contractor shall comply with all Laws and Landlord’s waste and recycling practices. Contractor shall at all times keep areas outside the work area free from waste material, rubbish and debris and shall remove waste materials from the Building on a daily basis.

13.	CLEANUP

Upon construction completion, Contractor shall remove all debris and surplus material and thoroughly clean the work area and any common areas impacted by the work.

14.	HOUSEKEEPING PRACTICES

Contractor agrees to comply with Landlord’s cleaning and maintenance practices.

15.	MATERIAL SAFETY DATA SHEETS (MSDS)

Contractor agrees to provide the Property Manager with at least 72 hours’ advance notice of all chemicals to be used on site through written notice and delivery of MSDS sheets.

16.	WORKING HOURS

Standard construction hours are 6:30 a.m. —5:00 p.m. The Building engineer must be notified at least two full Business Days in advance of any work that may disrupt normal business operations, e.g., drilling or cutting of the concrete floor slab which must take place outside of Normal Business Hours. The Property Manager reserves the right to determine what additional construction work is considered inappropriate for normal business hours. Work performed after standard construction hours requires an on-site engineer, who shall be billed at the then overtime rate, payable by Contractor.

17.	WORKER CONDUCT

Contractor and subcontractors are to use care and consideration for others in the Building when using any public areas. No abusive language or actions on the part of the workers will be tolerated. It will be the responsibility of Contractor to enforce this regulation on a day-to-day basis. Contractor and subcontractors shall remain in the designated construction area so as not to unnecessarily interrupt other tenants. No sleeveless shirts are allowed. Long pants and proper work shoes are required. All workers must wear company identification.

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18.	CONSTRUCTION INSPECTIONS

Contractor is to perform a thorough inspection of all common areas to which it requires access prior to construction to document existing Building conditions. Upon completion of work, if necessary, Contractor shall return these areas to the same condition in which they were originally viewed. Any damage caused by Contractor shall be corrected at its sole cost.

19.	SIGNAGE

Contractor or subcontractor signage may not be displayed in areas of the Building visible from the exterior of the Premises.

20.	POSTING OF RULES AND REGULATIONS

A copy of these rules and regulations must be posted on the job site in a manner allowing easy access by all workers. It is Contractor’s responsibility to instruct all workers, including subcontractors, to familiarize themselves with these rules and regulations.

21.	INSURANCE REQUIREMENTS

Contractor will provide and maintain at its own expense the following minimum insurance:

(a) Commercial General Liability insurance on an occurrence basis in amounts not less than $2,000,000 ($1,000,000 of which may be in excess umbrella coverage) naming Landlord, the Property Manager and Cerberus as additional insureds for ongoing and completed operations using ISO Forms CG 2010 04/13 and CG 2037 04/13 (or other equivalent forms approved in writing by Landlord).

(b) Workers’ compensation insurance in amounts required by statute and employer’s liability coverage with limits of not less than $500,000 each accident for bodily injury by accident, $500,000 each employee for bodily injury by disease, and $500,000 policy limit for bodily injury by disease.

(c) Business Automobile Liability insurance (including owned, non-owned and hired automobiles) on an occurrence basis naming Landlord, the Property Manager and Cerberus as additional insureds with limits not less than:

Bodily Injury	$1,000,000 each person
$1,000,000 each accident
Property Damage	$1,000,000 each accident

(d) Umbrella/Excess Liability with limits of not less than $5,000,000 per occurrence in excess of (a-c) above for work considered high hazard in accordance with Cerberus’ industry risk matrix (a copy of which is available upon request).

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22.	CERTIFICATE OF INSURANCE

NAMED INSUREDS:	OWNER, THE PROPERTY MANAGER FOR OWNER, CERBERUS, AND ANY MORTGAGEE AND/OR GROUND LESSOR OF THE BUILDING AND/OR THE LAND

Certificates of Insurance in the form of an ACORD 25-S certificate evidencing the required coverages and naming the additional insureds as stated MUST be furnished thirty (30) days prior to starting the contract work. Each certificate will contain a provision that no cancellation or material change in the policies will be effective except upon thirty (30) days’ prior written notice.

23.	EMERGENCY PROCEDURES

In case of an emergency, Contractor shall call the police/fire department and/or medical services, followed immediately by a call to the Property Manager.

24.	DELIVERIES

At no time will the Building staff accept deliveries on behalf of Contractor or any subcontractor.

25.	CHANGES

THESE CONTRACTOR RULES AND REGULATIONS ARE SUBJECT TO CHANGE AND ARE NOT LIMITED TO WHAT IS CONTAINED HEREIN. LANDLORD AND THE PROPERTY MANAGER

RESERVE THE RIGHT TO IMPLEMENT ADDITIONAL RULES AND REGULATIONS AS MAY BE PRUDENT BASED ON EACH INDIVIDUAL PROJECT.

C-1-5

EXHIBIT C-2

ENERGY AND SUSTAINABILITY

CONSTRUCTION GUIDELINES AND REQUIREMENTS

Any and all Alterations, improvements, or additions performed by Tenant will be performed in accordance with this Exhibit C-2, and any modifications thereto by Landlord, notwithstanding any more permissive local building codes or ordinances.

HVAC Equipment

1. Tenant-installed HVAC and refrigeration equipment and fire suppression systems shall not contain CFCs.

1. Ensure tenant-installed HVAC systems tie into the Building’s Building Automation System.

1. Avoid the installation of HVAC and refrigeration equipment containing HCFCs when reasonable.

Appliances and Equipment

Install only ENERGY STAR-certified appliances. Recommend the use of ENERGY STAR-certified office equipment, electronics and commercial food service equipment in all instances where such product is available.

Plumbing

Install only new plumbing fixtures that meet the following:

1. Lavatory faucets: 0.5 gallons per minute (GPM) tamper-proof aerators

1. Pantry/Kitchenette faucets: 1.5 GPM tamper-proof aerators

1. Water closets: 1.28 gallons per flush (GPF)

1. Urinals: 0.125 GPF

1. Showerheads: Meet the requirements of EPA WaterSense-labeled products

1. Commercial Pre-rinse Spray valves (for food service applications): 1.6 or less GPM

Lighting

1. Recommend lighting loads do not exceed ASHRAE/IES Standard 90.1-2010. For example, the Maximum Lighting Power Density for office use is 0.9 watts per square foot; warehouse is 0.66 watts per square foot.

1. If the Premises contains regularly occupied office spaces, at a minimum, install occupancy/vacancy sensors with manual override capability in all regularly occupied office spaces. Lighting controls shall be tested prior to occupancy to ensure that control elements are calibrated, adjusted and in proper working condition to achieve optimal energy efficiency.

1. Recommend installation of daylight-responsive controls in all regularly occupied office spaces within 15 feet of windows.

C-2-1

Data Center within the Premises

Tenant may not operate a Data Center within the Premises without the express written consent of Landlord. The term “Data Center” shall have the meaning set forth in the U.S. Environmental Protection Agency’s ENERGY STAR® program and is a space specifically designed and equipped to meet the needs of high-density computing equipment, such as server racks, used for data storage and processing. The space will have dedicated, uninterruptible power supplies and cooling systems. Data Center functions may include traditional enterprise services, on-demand enterprise services, high-performance computing, internet facilities and/or hosting facilities. A Data Center does not include space within the Premises utilized as a “server closet” or for a computer training area. In conjunction with the completion and operation of the Data Center, Tenant shall furnish the following information to Landlord:

(1) Within ten (10) days of completion, Tenant shall report to Landlord the total Rentable Area (in square feet) of the Data Center measured between the principal exterior surfaces of the enclosing fixed walls and including all supporting functions dedicated for use in the Data Center, such as any raised-floor computing space, server rack aisles, storage silos, control console areas, battery rooms, mechanical rooms for cooling equipment, administrative office areas, elevator shafts, stairways, break rooms and restrooms. If Tenant alters or modifies the area of the Data Center, Tenant shall furnish an updated report to Landlord on the square footage within ten (10) days following completion of the alterations or modifications.

(2) Within ten (10) days following the close of each month of operation of the Data Center, monthly IT Energy Readings at the output of the Uninterruptible Power Supply (UPS), measured in total kWh utilized for the preceding month (as opposed to instantaneous power readings), failing which in addition to same being an Event of Default under the Lease, Tenant shall be obligated to pay to Landlord the Late Reporting Fee referenced in the Lease.

Building Materials

1. Architect and general contractor shall endeavor to specify low-VOC paints, coatings, primers, adhesives, sealants, sealant primers, coatings, stains, finishes and the like. Suggested VOC limits are at the end of this document.

1. Architect and general contractor shall endeavor to specify materials that meet the following criteria:

•	Harvested and processed or extracted and processed within a 500-mile radius of the project site.

•	Contain at least 10% post-consumer or 20% pre-consumer materials.

•	Contain material salvaged from offsite or on-site.

•	Contain rapidly renewable material.

•	Made of wood-based materials, excluding movable furniture, certified as harvested from sustainable sources, specifically Forest Stewardship Council (FSC)-certified wood.

•	Carpet meeting or exceeding the requirements of the CRI Green Label Plus Testing Program and recyclable where available.

•	Carpet cushion meeting or exceeding the requirements of the CRI Green Label Testing Program.

C-2-2

•	Preferably, at least 25% of the hard surface flooring (not carpet) will be FloorScore-certified.

•	Composite wood or agrifiber products shall contain no added urea-formaldehyde resins.

Contractor Practices

1. General Contractor shall implement the Building’s Waste Management Plan to reuse, recycle and salvage building materials and waste during both demolition and construction phases.

1. General Contractor shall implement appropriate Indoor Air Quality Protocols for construction activity.

Resources

For actual regulations, rules and standards visit:

SCAQMD

BAAQMD

Green Seal

C-2-3

EXHIBIT D

PROJECT RULES AND REGULATIONS

The following rules and regulations shall apply to the Project, including the Parking Garage:

1. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building. The halls, passages, exits, entrances, elevators and stairways of the Building are not open to the general public, but are open, subject to reasonable regulation, to Tenant’s business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. Under no circumstances may Tenant overburden the elevators or parking areas of the Project.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. Landlord shall provide all door locks in the Premises, as part of the Work, and Tenant shall not place any additional door locks in the Premises or otherwise alter the door locks without Landlord’s prior written consent. Landlord shall furnish to Tenant a reasonable number of keys (and/or electronic card keys) to the Premises, at Tenant’s cost, and Tenant shall not make duplicates thereof.

4. The Building elevators shall be available for use by Tenant during its move-in and move-out process, subject to (i) Landlord’s rules and regulations applicable to the movement of furnishings and equipment in effect from time to time and (ii) such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant’s initial move-in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall, unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. to 6:00 a.m. or on Saturday or Sunday. Deliveries during normal office hours shall be limited to normal office supplies, drinking water and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

5. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant’s expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Premises or to any space therein to such a degree to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Premises must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Premises or the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

6. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them. Tenant shall not use or keep on the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any heating or air conditioning other than that supplied, or approved in advance in writing, by Landlord.

7. No Tenant and no employee or invitee of Tenant shall go upon the roof of the Building for any reason.

8. Corridor doors, when not in use, shall be kept closed.

9. No portion of the Premises shall at any time be used or occupied as sleeping or lodging quarters.

10. No birds or animals (other than guide animals or service animals) shall be brought into or kept in, on or about the Premises.

11. No cooking shall be done or permitted on the Premises without Landlord’s consent, except that use by Tenant of Underwriter’s Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable Laws.

12. No vending or dispensing machines of any kind may be maintained in the Premises without the prior written consent of Landlord, other than those used solely for Tenant’s employees.

13. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose.

14. Tenant shall not conduct any activity on or about the Premises or the Building that is disreputable or which may draw pickets, demonstrators, or the like.

15. Canvassing, soliciting or peddling in or about the Project is prohibited and Tenant shall cooperate to prevent same.

16. Tenant shall not conduct nor allow to be conducted any auction on the Premises or the Project.

17. All incoming mail and package deliveries shall be received at the area in the Building designated by Landlord for such purposes and distributed through means established by Landlord from time to time. No messenger or other delivery personnel shall be permitted to enter into any area of the Building other than the area designated by Landlord for the pick-up and receipt of such deliveries. Landlord shall notify Tenant as soon as reasonably possible after a delivery for Tenant has been received.

18. Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant shall comply with the Building’s recycling program in effect from time to time.

19. If Landlord objects to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

20. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or in the lobbies, hallways, elevators, stairways, restrooms or other portions of the Building. Nor shall Tenant permit its employees, invitees or guests to loiter at the Building entrances for the purposes of smoking.

21. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

22. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to Alterations; provided, however, that Tenant shall be permitted to hang pictures and wall plaques on the Premises walls in the ordinary course of business. Landlord reserves the right to direct electricians as to where and how telephone wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

23. Tenant shall not use in the Premises or the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

24. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency from time to time.

25. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

26. Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

27. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building for the installation and operation of telecommunications systems, including voice, video, data, Internet and any other services provided over wire, fiber optic, microwave, wireless and any other transmission systems for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent. All providers of any such telecommunications services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any telecommunications services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of telecommunications services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all telecommunications services.

28. Tenant shall ensure that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus utilized by Tenant are entirely shut off before Tenant leaves the Building, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage.

29. Landlord will not be responsible for lost or stolen personal property, money or jewelry from the Premises or public or common areas of the Building or the Project regardless of whether such loss occurs when the area is locked against entry or not.

30. Landlord reserves the right to exclude from the Building during non-Normal Business Hours, or such other hours as may be established from time to time by Landlord, and on Saturdays, Sundays and Holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of the Project. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

31. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Building. Tenant assumes all responsibility for the protection of Tenant, its employees, agents, contractors and invitees and the property of Tenant and of Tenant’s employees, agents, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord’s sole option, from providing security protection or security programs for the Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Costs, as set forth elsewhere in the Lease. Landlord may implement such security programs and/or modifications thereto as Landlord deems reasonably necessary in connection with the protection of Landlord’s property, and Tenant shall comply therewith. Tenant acknowledges and agrees that such security measures may include monitoring of deliveries and/or implementation of mail room screening procedures.

32. Tenant, its employees, agents, contractors and invitees shall not tamper with or disable any security cameras or any Building systems in any way, including propping open doors, altering locking mechanisms or any act that might interfere with the proper operation of any doors.

33. Tenant acknowledges and agrees that any security provided by Landlord pursuant to the Lease is for the sole purpose of access control and/or emergency preparedness and is intended to protect Landlord’s property, and is not intended to provide security for Tenant’s property and/or personnel in or about the Premises. In no event shall implementation of any security procedures or programs by Landlord constitute any warranty of safety or expose Landlord to any liability whatsoever regardless of whether the same are claimed to have been either insufficient or overly stringent, nor shall Tenant have the right to rely thereon. In no event shall Landlord be responsible, in any capacity or to any extent, for the entry of any person on or about the Project or for any resulting criminal or terrorist activity.

34. In accordance with applicable Laws, only service animals that assist persons with disabilities (including guide dogs for persons with vision impairments, hearing dogs for persons with hearing impairments, and emotional assistance animals for persons with chronic mental illness) shall be permitted in the Building.

35. Tenant’s requirements will be attended to only upon appropriate application to the Building management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

36. Landlord may waive any one or more of these rules and regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as an ongoing waiver of such rules and regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such rules and regulations against any or all of the tenants of the Building.

37. These rules and regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of Tenant’s Lease of its Premises in the Building.

38. Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such rules and regulations hereinabove stated and any additional rules and regulations which are adopted.

39. Tenant shall be responsible for the observance of all of the foregoing rules and regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

40. Landlord shall not be responsible for the non-performance of these rules and regulations by other tenants or occupants of the Building.

PARKING RULES AND REGULATIONS

The following rules and regulations shall govern use of the Parking Garage.

1. All claimed damage or loss must be reported and itemized in writing delivered to Landlord within three (3) business days after any claimed damage or loss occurs. Any claim not so made is waived. Landlord has the option to make repairs at its expense of any claimed damage within two (2) business days after filing of any claim. In all court actions the burden of proof to establish a claim remains with Tenant. Court actions by Tenant for any claim must be filed in the court of jurisdiction where a claimed loss occurred within ninety (90) days after the date of damage or loss. Landlord is not responsible for damage by water, fire or defective brakes, or parts, or for the act of omissions of others, or for articles left in the car. The total liability of Landlord is limited to $250.00 for all damages or loss to any car. Landlord is not responsible for loss of use.

2. Tenant shall not park or permit the parking of any vehicle under its control in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the parking areas overnight, nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. No overnight or extended term storage of vehicles shall be permitted.

3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4. Vehicles must be parked entirely within the painted stall lines of a single parking stall.

5. All directional signs and arrows must be observed.

6. The speed limit within all parking areas shall be 5 miles per hour.

7. Parking is prohibited: (i) in areas not striped for parking; (ii) in aisles; (iii) where “no parking” signs are posted; (iv) on ramps; (v) in cross hatched areas; and (vi) in such other areas as may be designated by Landlord or Landlord’s parking operator from time to time.

8. Every parker is required to park and lock his or her own vehicle. All responsibility for damage to vehicles is assumed by the parker.

9. Loss or theft of parking identification devices from automobiles must be reported immediately, and a lost or stolen report must be filed by the customer at that time. Lost or stolen devices found by the parker must be reported immediately to avoid confusion. Landlord has the right to exclude any car from the Parking Garage that does not have an identification.

10. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

12. Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to any tenant or person and/or its agents or representatives who willfully refuse to comply with these parking rules and regulations and all unposted city, state or federal rules, ordinances or laws.

13. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the Parking Garage as it deems necessary for the operation of the Parking Garage. Landlord may refuse to permit any person who violates these rules to park in the Parking Garage, and any violation of the rules shall subject the car to removal.

14. Landlord reserves the right to charge for parking on a non-discriminatory basis at market rates and subject to annual increases in Landlord’s sole discretion.

15. Landlord shall have the right to remove and tow away any vehicles which are not authorized to park at the Parking Garage and charge the costs thereof to tenant.

16. No loading or unloading shall occur in the Parking Garage other than those areas designated by Landlord for such purpose.

17. Only automobiles no larger than full size passenger automobiles or pick up trucks or standard business use vehicles which do not require parking spaces larger than full size passenger automobiles may be parked in the Parking Garage.

EXHIBIT E

FORM OF COMMENCEMENT DATE MEMORANDUM

__________________, 2020

__________________

__________________

__________________

__________________

Re: Office Lease Agreement (the “Lease”) dated as of February 13, 2020, between DC

STATION OWNER, LLC, a Delaware limited liability company (“Landlord”), and SPRUCE BIOSCIENCES, INC., a Delaware corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items (if any) described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items (if any), Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2. Commencement Date. The Commencement Date of the Lease is _________, 201_.

3. Expiration Date. The initial Term is scheduled to expire on the last day of the 63rd full calendar month of the Term, which date is _____________, 20_.

4. Contact Person. Tenant’s contact person in the Premises is:

____________________________________

____________________________________

____________________________________

Attention:____________________________

Telephone:___________________________

Facsimile:____________________________

Email:_______________________________

5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

E-1

6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full force and effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the State of California.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

DC STATION OWNER, LLC, a Delaware limited liability company

By:

Name:

Title:

By:

Name:

Title:

Agreed and accepted:

SPRUCE BIOSCIENCES, INC., a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

E-2

EXHIBIT A TO EXHIBIT E

PUNCHLIST ITEMS

Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

E-3

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between DC STATION OWNER, LLC, a Delaware limited liability company, as Landlord, and the undersigned, as Tenant, for the premises commonly known as Suite 640 (the “Premises”) located on the sixth (6th) floor of the office building located at 2001 Junipero Serra Boulevard, Daly City, California, and hereby certifies as follows:

1. The Lease consists of the original Office Lease Agreement dated as of Feburary 11, 2020 between Tenant and Landlord and the following amendments or modifications thereto (if none, please state “none”): ________________________________________

_________________________________________________________________________________________________________.

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on ____________ 201__, and the Term expires, excluding any renewal options, on ___________, 201__, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

____________________________________________________________________________________________________________.

5. All monthly installments of Base Rent and Additional Rent have been paid when due through ___________, 20__. The current monthly installment of Base Rent is $_____________.

6. To Tenant’s actual knowledge, the Lease is in full force and effect and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7. As of the date hereof, to Tenant’s knowledge, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8. No rental has been paid more than thirty (30) days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

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10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than as approved by Landlord in writing and used in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous materials or hazardous substances in the Premises.

12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of ________________, 20_.

TENANT: SPRUCE BIOSCIENCES, INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

F-2

EXHIBIT G

RENEWAL OPTION

A. Subject to Paragraph F below, Tenant may renew this Lease for one (1) additional period of five (5) years (the “Renewal Term”), by delivering written notice (the “Renewal Notice”) of the exercise thereof to Landlord not earlier than twelve (12) months nor later than nine (9) months before the expiration of the initial Term. The Base Rent payable for each month during the Renewal Term shall be the Fair Market Rent (as defined below) as of the commencement date of the Renewal Term; provided, however, that in no event shall the monthly Base Rent for the Renewal Term be less than the monthly Base Rent payable hereunder for the last full month of the initial Term. Within thirty (30) days after receipt of Tenant’s Renewal Notice, Landlord shall deliver to Tenant written notice of Landlord’s Fair Market Rent proposal for the Renewal Term (“Landlord’s Fair Market Rent Proposal”) and shall advise Tenant of the required adjustment to Base Rent, if any, and the other terms and conditions offered. Within ten (10) Business Days after receipt of Landlord’s Fair Market Rent Proposal, Tenant shall notify Landlord in writing whether Tenant accepts or rejects Landlord’s Fair Market Rent Proposal. If Tenant rejects Landlord’s Fair Market Rent Proposal, then Tenant’s written notice shall include Tenant’s determination of the Fair Market Rent. If Tenant does not deliver Tenant’s written determination of Fair Market Rent to Landlord within ten (10) Business Days after receipt of Landlord’s Fair Market Rent Proposal, Tenant will be deemed to have accepted Landlord’s Fair Market Rent Proposal. If Tenant and Landlord disagree on the Fair Market Rent as evidenced by Landlord’s Fair Market Rent Proposal, then Landlord and Tenant shall attempt in good faith to agree upon the Fair Market Rent. If by that date which is six (6) months prior to the commencement of the Renewal Term (the “Trigger Date”), Landlord and Tenant have not agreed in writing as to the Fair Market Rent, the parties shall determine the Fair Market Rent in accordance with the procedure set forth in Paragraph C below. In all events, Tenant’s exercise of its renewal option right hereunder shall be binding upon Tenant and not subject to rescission.

B. For purposes of this Exhibit, the term “Fair Market Rent” shall mean the rental rate for comparable space to be used for office purposes under primary lease (and not sublease) to new tenants, taking into consideration: (i) such amenities as existing improvements, location of the Premises in the Building and the like, situated in comparable office buildings in Northern San Mateo County, California, in comparable physical and economic condition, (ii) the credit standing of Tenant, and (iii) the then prevailing ordinary rental market practices with respect to tenant concessions; provided, however, that the determination of Fair Market Rent shall not take into account tenant improvement allowances, free rent or other allowances or concessions typically offered to attract new tenants to the Building or comparable office buildings. Fair Market Rent shall include the periodic rental increases, if any, that would be included for space leased for the period the Premises will be covered by the Lease. As used herein, “then prevailing” shall mean the commencement date of the Renewal Term.

C. If Landlord and Tenant are unable to reach agreement on the Fair Market Rent by the Trigger Date, then within seven (7) days of the Trigger Date, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Fair Market Rent for the Renewal Term. If either Landlord or Tenant fails to propose a Fair Market Rent, then the Fair Market Rent for the Renewal Term proposed by the other party shall prevail. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Fair Market Rent shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with the remainder of this Paragraph C. Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator either (i) a licensed real estate broker with at least ten (10) years of experience leasing premises in office buildings in Northern San Mateo County or (ii) an independent MAI appraiser with at least five (5) years of experience in appraising office buildings in Northern San Mateo County (a “Qualified Arbitrator”). If the parties cannot agree on a Qualified Arbitrator, then within a second period of seven (7) days, each shall select a Qualified Arbitrator and within ten (10) days thereafter the two appointed Qualified Arbitrators shall select a third Qualified Arbitrator and the third Qualified Arbitrator shall be the sole arbitrator. If the two Qualified Arbitrators are unable to agree upon the third Qualified Arbitrator within the referenced ten (10)-day period, the third Qualified Arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of ten (10) days. If the parties do not so agree, then either party, on behalf of both, may request that the appointment of such third Qualified Arbitrator be made in accordance with the selection procedures of the commercial arbitration rules of the American Arbitration Association (“AAA”) or its successor for arbitration of commercial disputes. If one party shall fail to select a Qualified Arbitrator within the second seven (7)-day period, then the Qualified Arbitrator chosen by the other party shall be the sole arbitrator (the single Qualified Arbitrator initially selected by both parties, the third Qualified Arbitrator appointed by the two (2) Qualified Arbitrators selected by the parties, or the one Qualified Arbitrator selected via the AAA, as applicable, shall hereafter be referred to as the “Sole Arbitrator”). Within thirty (30) days after submission of the matter to the Sole Arbitrator, the Sole Arbitrator shall determine the Fair Market Rent by choosing whichever of the estimates submitted by Landlord and Tenant the Sole Arbitrator judges to be more accurate. The Sole Arbitrator shall notify Landlord and Tenant of his or her decision, which shall be final and binding. If the Sole Arbitrator believes that expert advice would materially assist him or her, the Sole Arbitrator may retain one or more qualified persons to provide expert advice. The parties shall reasonably cooperate with any request from the Sole Arbitrator for information regarding the parties’ respective estimates of Fair Market Rent for the Renewal Term. The fees of the Sole Arbitrator and the expenses of the arbitration proceeding, including (i) the costs of the AAA proceeding, if any, and (ii) the fees of any expert witnesses retained by the Sole Arbitrator, shall be shared equally by Landlord and Tenant. The fees of each party’s respective Qualified Arbitrator shall be borne by that party. Further, each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

D. On or before the commencement date of the Renewal Term, Landlord and Tenant shall execute an amendment to this Lease prepared by Landlord extending the Term on the same terms provided in this Lease, except as follows:

(i) Base Rent shall be adjusted to the Fair Market Rent (which shall be the rental rate set forth in Landlord’s Fair Market Rent Proposal or the Fair Market Rent determined by mutual agreement or by arbitration, as the case may be); provided, however, that in no event shall the monthly Base Rent for the Renewal Term be less than the monthly Base Rent payable hereunder for the last full month of the initial Term;

(ii) Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and

(iii) Except as otherwise agreed upon by Landlord in writing, Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., a construction allowance) or other tenant inducements.

E. In the event that Fair Market Rent is not established prior to the commencement of the Renewal Term, then Tenant shall continue to pay the Base Rent at the rate in effect immediately prior to the expiration of the initial Term of the Lease, and within thirty (30) days of the determination of Fair Market Rent, the parties shall reconcile any difference.

F. Tenant’s rights under this Exhibit shall terminate if: (i) this Lease or Tenant’s right to possession of the Premises is terminated; (ii) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises other than to a Permitted Transferee; (iii) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof; or (iv) an Event of Default is continuing as of the date of the Renewal Notice or the expiration of the initial Term or there have been more than two (2) Events of Default at any time during the initial Term.